QT Imaging Holdings, Inc.
Audited Consolidated Financial Statements
As of and for the Years Ended December 31, 2024 and 2023

Report of Independent Registered Public Accounting Firm
Board of Directors and Stockholders of
QT Imaging Holdings, Inc.
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of QT Imaging Holdings, Inc. (a Delaware corporation) and its subsidiaries (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ BPM LLP
We have served as the Company’s auditor since 2022.
San Jose, California
November 3, 2025

QT IMAGING HOLDINGS, INC.
Consolidated Balance Sheets
As of December 31, 2024 and 2023

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$1,172,104	$164,686
Restricted cash and cash equivalents	20,000	20,000
Accounts receivable	67,119	1,290
Inventory	3,140,719	4,418,197
Prepaid expenses and other current assets	516,552	214,979
Total current assets	4,916,494	4,819,152
Property and equipment, net	195,783	490,920
Intangible assets, net	—	90,139
Operating lease right-of-use assets, net	935,246	1,267,121
Other assets	39,150	39,150
Total assets	$6,086,673	$6,706,482
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$803,286	$1,355,512
Accrued expenses and other current liabilities	3,549,954	369,651
Related party notes payable	—	705,000
Current maturities of long-term debt	4,985,833	4,199,362
Deferred revenue	49,365	347,619
Operating lease liabilities, current	405,678	361,305
Total current liabilities	9,794,116	7,338,449
Long-term debt	9,197	95,982
Related party notes payable	3,848,725	3,143,725
Operating lease liabilities	656,955	1,062,633
Warrant liability	22,234	—
Derivative liability	303,300	—
Earnout liability	440,000	—
Related party interest payable	550,430	377,772
Total liabilities	15,624,957	12,018,561
Contingencies (Note 10)
Stockholders’ deficit:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 500,000,000 and 100,000,000 shares authorized as of December 31, 2024 and 2023, respectively; 8,931,104 and 3,200,449 shares issued and outstanding as of December 31, 2024 and 2023, respectively (1)(2)	893	320
Additional paid-in capital (1)(2)	22,401,350	12,457,746
Accumulated deficit	(31,940,527)	(17,770,145)
Total stockholders’ deficit	(9,538,284)	(5,312,079)
Total liabilities and stockholders’ deficit	$6,086,673	$6,706,482
__________________
(1)Amounts as of December 31, 2023 differ from those in prior year consolidated financial statements as they were retrospectively adjusted as a result of the accounting or the Business Combination (as defined in the Notes to Consolidated Financial Statements).
(2)Amounts as of December 31, 2024 and 2023 differ from those published in prior consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split (as described below in Note 1, The Company and Summary of Significant Accounting Policies). Specifically, the number of common shares outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.
The accompanying notes are an integral part of these consolidated financial statements.

QT IMAGING HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Loss
For the years ended December 31, 2024 and 2023

	Year Ended December 31,
	2024	2023
Revenue	$4,878,665	$40,355
Cost of revenue	2,238,820	134,988
Gross profit (loss)	2,639,845	(94,633)
Operating expenses:
Research and development	3,267,340	1,485,636
Selling, general and administrative	11,549,512	3,427,690
Total operating expenses	14,816,852	4,913,326
Loss from operations	(12,177,007)	(5,007,959)
Other expense, net	(560,648)	(544,566)
Change in fair value of warrant liability	187,173	—
Change in fair value of derivative liability	4,817,600	—
Change in fair value of earnout liability	3,230,000	—
Interest expense, net	(4,497,781)	(544,826)
Loss before income tax expense (benefit)	(9,000,663)	(6,097,351)
Income tax expense (benefit)	(15,783)	1,600
Net loss and comprehensive loss attributable to QT Imaging Holdings, Inc.	(8,984,880)	(6,098,951)
Less: deemed dividend related to the modification of equity classified warrants	(5,185,502)	—
Net loss and comprehensive loss attributable to common stockholders	$(14,170,382)	$(6,098,951)

Net loss per share - basic and diluted (1)(2)	$(2.13)	$(1.92)
Weighted-average number of common shares used in computing net loss per common share (1)(2)	6,659,288	3,180,067
__________________
(1)Amounts for the year ended December 31, 2023 and before that date differ from those in prior year consolidated financial statements as they were retrospectively adjusted as a result of the accounting or the Business Combination (as defined in the Notes to Consolidated Financial Statements).
(2)Amounts and per share amounts for the years ended December 31, 2024 and 2023 differ from those published in prior consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split (as described below in Note 1, The Company and Summary of Significant Accounting Policies). Specifically, the number of common shares outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.
The accompanying notes are an integral part of these consolidated financial statements.

QT IMAGING HOLDINGS, INC.
Consolidated Statements of Stockholders’ Deficit
For the years ended December 31, 2024 and 2023

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, January 1, 2024 (2)	9,314,040	$931	$12,457,135	$(17,770,145)	$(5,312,079)
Reverse recapitalization (2)	(6,113,591)	(611)	611	—	—
As adjusted, beginning of period (1)(2)	3,200,449	320	12,457,746	(17,770,145)	(5,312,079)
Merger recapitalization (2)	2,632,873	263	(12,939,428)	—	(12,939,165)
Issuance of common stock pursuant to a subscription agreement (2)	66,667	7	705,993	—	706,000
Conversion of a note payable (2)	119,756	12	3,233,376	—	3,233,388
Conversion of a bridge loan (2)	33,334	3	199,997	—	200,000
Net exercise of warrants (2)	1,865	—	—	—	—
Issuance of common stock in connection with the Pre-Paid Advance (2)	333,334	33	1,866,251	—	1,866,284
Issuance of common stock in connection with the Cable Car Loan (2)	60,000	6	446,327	—	446,333
Issuance of common stock related to non-redemption extension agreements (2)	142,492	15	1,508,978	—	1,508,993
Issuance of common stock related to early investor consideration (2)	50,000	5	529,495	—	529,500
Issuance of common stock to settle transaction expenses (2)	514,735	52	5,439,805	—	5,439,857
Issuance of common stock in exchange for services (2)	13,334	1	19,999	—	20,000
Conversion of long term debt into shares of common stock (2)	301,079	30	514,151	—	514,181
Conversion of related party extension note into shares of common stock (2)	890,411	89	1,255,390	—	1,255,479
Issuance of common stock related to PIPE with related parties (2)	570,775	57	645,930	—	645,987
Issuance of warrants related to PIPE with related parties	—	—	1,042,043	—	1,042,043
Stock-based compensation	—	—	289,795	—	289,795
Deemed dividend related to modification of equity classified warrants	—	—	5,185,502	(5,185,502)	—
Net loss	—	—	—	(8,984,880)	(8,984,880)
Balance, December 31, 2024 (2)	8,931,104	$893	$22,401,350	$(31,940,527)	$(9,538,284)
__________________
(1)Amounts as of December 31, 2023 and before that date differ from those in prior year consolidated financial statements as they were retrospectively adjusted as a result of the accounting or the Business Combination (as defined in the Notes to Consolidated Financial Statements).
(2)Amounts for the years ended December 31, 2024 and 2023 differ from those published in prior consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split (as described below in Note 1, The Company and Summary of Significant Accounting Policies). Specifically, the number of common shares outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.
The accompanying notes are an integral part of these consolidated financial statements.

QT IMAGING HOLDINGS, INC.
Consolidated Statements of Stockholders’ Deficit
For the years ended December 31, 2024 and 2023

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, January 1, 2023 (2)	9,193,347	$919	$10,162,698	$(11,671,194)	$(1,507,577)
Reverse recapitalization (2)	(6,034,170)	(603)	603	—	—
As adjusted, beginning of period (1)(2)	3,159,177	316	10,163,301	(11,671,194)	(1,507,577)
Sale of common stock and warrants in private offering, net (2)	29,844	3	1,026,547	—	1,026,550
Issuance of common stock for the conversion of notes payable plus accrued interest (2)	11,428	1	401,999	—	402,000
Stock-based compensation	—	—	709,394	—	709,394
Fair value of warrants	—	—	156,505	—	156,505
Net loss	—	—	—	(6,098,951)	(6,098,951)
Balance, December 31, 2023 (2)	3,200,449	$320	$12,457,746	$(17,770,145)	$(5,312,079)
__________________
(1)Amounts as of December 31, 2023 and before that date differ from those in prior year consolidated financial statements as they were retrospectively adjusted as a result of the accounting or the Business Combination (as defined in the Notes to Consolidated Financial Statements).
(2)Amounts for the years ended December 31, 2024 and 2023 differ from those published in prior consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split (as described below in Note 1, The Company and Summary of Significant Accounting Policies). Specifically, the number of common shares outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.
The accompanying notes are an integral part of these consolidated financial statements.

QT IMAGING HOLDINGS, INC.
Consolidated Statements of Cash Flows
For the years ended December 31, 2024 and 2023

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(8,984,880)	$(6,098,951)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	230,804	480,694
Stock-based compensation	289,795	709,394
Provision for credit losses	1,290	—
Fair value of common stock issued in exchange for services and in connection with non-redemption agreements	3,698,350	—
Induced conversion expense	—	168,356
Debt conversion loss	—	376,086
Loss on issuance of common stock in connection with a subscription agreement	206,000	—
Warrant modification expense	200,513	—
Loss on debt extinguishment	383,511	—
Non-cash interest	3,589,728	66,367
Non-cash operating lease expense	(29,430)	(8,246)
Loss on disposal of assets	—	124
Change in fair value of warrant liability	(187,173)	—
Change in fair value of derivative liability	(4,817,600)	—
Change in fair value of earnout liability	(3,230,000)	—
Changes in operating assets and liabilities:
Accounts receivable	(67,119)	(1,290)
Inventory	1,506,746	98,594
Prepaid expenses and other current assets	(200,770)	(116,103)
Other assets	—	10,000
Accounts payable	(1,954,768)	876,074
Accrued expenses and other current liabilities	(542,878)	645,840
Deferred revenue	(298,254)	347,619
Other liabilities	172,658	(205,701)
Net cash used in operating activities	(10,033,477)	(2,651,143)

Cash flows from investing activities:
Purchases of property and equipment	(87,790)	(13,040)
Net cash used in investing activities	(87,790)	(13,040)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants, net of issuance costs	999,998	1,017,850
Proceeds from issuance common stock pursuant to subscription agreement	500,000	—
Proceeds from long-term debt, net of issuance costs	10,525,000	800,000
Repayment of long-term debt	(1,275,773)	(129,057)
Repayment of bridge loans	(800,000)	—
Proceeds from related party payable	—	705,000
Proceeds from the Merger, net of transaction costs	1,238,529	—
Cash paid for debt issuance costs	(59,069)	—

QT IMAGING HOLDINGS, INC.
Consolidated Statements of Cash Flows
For the years ended December 31, 2024 and 2023

Cash paid to lender for debt modification	—	(20,000)
Net cash provided by financing activities	11,128,685	2,373,793
Net increase (decrease) in cash and restricted cash and cash equivalents	1,007,418	(290,390)
Cash and restricted cash and cash equivalents, beginning of year	184,686	475,076
Cash and restricted cash and cash equivalents, end of year	$1,192,104	$184,686
Supplemental disclosure of cash flow information:
Cash paid for interest	$539,266	$3,004
Supplemental disclosures of noncash investing and financing activities:
Fair value of embedded derivatives upon issuance of convertible debt	$5,120,900	$—
Fair value of earnout liability at issuance	3,670,000	—
Fair value of common stock issued with convertible debt	2,312,617	—
Conversion of Extension Note into common stock	1,560,000	—
Conversion of Yorkville Note into common stock	514,181	—
Extinguishment of accrued expenses in exchange for common stock	3,760,000	—
Transfer of equipment to inventory	289,214	—
Transfer of inventory to property and equipment	59,946	262,116
Debt discount included in accrued expenses	40,739	—
Debt discount included in accounts payable	—	59,069
Conversion of long-term debt into common stock	3,433,388	—
Deemed dividend	5,185,502	—
Purchase of property and equipment included in accounts payable	—	12,955
Related party convertible notes payable including accrued interest exchanged for common stock	—	233,644
Transfer of accrued interest to current maturities of long-term debt	—	635,855
The accompanying notes are an integral part of these consolidated financial statements.

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements

1.    The Company and Summary of Significant Accounting Policies
Nature of Operations
QT Imaging Holdings, Inc. and its subsidiaries (the “Company”), formerly known as GigCapital5, Inc. (“GigCapital5”), is incorporated in Delaware with headquarters in Novato, California. The Company is a medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. The Company strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. The Company’s initial product is a breast imaging system.
On March 4, 2024 (the “Closing Date” or “Merger Date”), QT Imaging, Inc. (“QT Imaging”), GigCapital5, and QTI Merger Sub, Inc. (“QTI Merger Sub”) pursuant to the terms of the Business Combination Agreement (the “Business Combination Agreement”) dated December 8, 2022, completed the business combination of QT Imaging and GigCapital5 which was effected by the merger of QTI Merger Sub with and into QT Imaging, with QT Imaging surviving the Merger as a wholly owned subsidiary of GigCapital5 (the “Merger,” and, together with the other transaction contemplated by the Business Combination Agreement, the “Business Combination”). Upon completion of the merger on March 4, 2024, GigCapital5 changed its name to QT Imaging Holdings, Inc. and effectively assumed all of QT Imaging’s material operations. Refer to Note 2 - Business Combination for more information regarding the Merger.
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, the consolidated financial statements contain all adjustments necessary for a fair presentation of the Company’s financial position as of the date reported.
The share and per share amounts, prior to the Merger, have been retrospectively restated as shares reflecting conversion at the exchange ratio of approximately 0.3427 established in the Business Combination Agreement.
Reverse Stock Split
On August 19, 2025, the Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse split of the outstanding shares of the Company’s common stock, par value $0.0001 per share, at a specific ratio within a range of 2:1 to 20:1, with the specific ratio to be fixed within this range by the Company’s Board of Directors in its sole discretion without further stockholder approval (the “Reverse Stock Split”). The Company’s Board of Directors fixed the Reverse Stock Split ratio at 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025. In connection with the Reverse Stock Split, the CUSIP number of the common stock has changed to 746962307. The common stock began trading on the QTCQB Venture Market on a reverse split-adjusted basis on October 23, 2025. The Company has submitted its application to relist on the Nasdaq Capital Market. Except as noted, all share, stock option, warrant, and per share information throughout these consolidated financial statements have been retroactively adjusted to reflect this Reverse Stock Split.
Principles of Consolidation
The consolidated financial statements include the accounts of QT Imaging Holdings, Inc. and its wholly-owned subsidiaries, QT Imaging and QT Ultrasound Labs, Inc. (“QT Labs”). All intercompany balances and transactions are eliminated in consolidation.
Liquidity
The Company has incurred net operating losses and negative cash flows from operations since its inception and had an accumulated deficit of $31,940,527 as of December 31, 2024. During the year ended December 31, 2024, the

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
Company incurred a net loss of $8,984,880 and used $10,033,477 of cash in operating activities, which includes repayment of net liabilities assumed from the Business Combination. The Company expects to continue to incur losses, and its ability to achieve and sustain profitability will depend on the achievement of sufficient revenues to support the Company’s cost structure. The Company may never achieve profitability and, unless and until it does, the Company will need to continue to raise additional capital.
In connection with the Business Combination, the Company entered into various agreements to obtain financing through the issuance of debt and through stock subscription agreements. On March 4, 2024, the Company received the Pre-Paid Advance (as defined in Note 2), net of issuance costs, of $9,025,000 from YA II PN, LTD (“Yorkville”) pursuant to the Standby Equity Purchase Agreement (the “SEPA”) and issued Yorkville a promissory note (the “Yorkville Note”) in the amount of $10.0 million for such Pre-Paid Advance, $500,000 of cash proceeds from an investor related to a stock subscription agreement, and $1,500,000 in cash proceeds through a note payable from Funicular Funds, LP. See Note 8. Long-Term Debt. The SEPA provides the Company with access to an additional $40 million of potential capital through the issuance of common stock to Yorkville. During the time the Company has a balance under the Yorkville Note, additional advances under the SEPA can be received with written consent of Yorkville or upon a Trigger Event (as defined in Note 8) which, following the effectiveness of the registration statement on Form S-1 that the Company filed to register the shares to be issued pursuant to the SEPA, occurs when the daily volume-weighted average price (“VWAP”) is less than the Floor Price (as such term is defined in the Yorkville Note) for five consecutive trading days, which prior to October 31, 2024, was $2.6304 per share. As previously disclosed in a Current Report on Form 8-K with the SEC on September 13, 2024, a Trigger Event occurred on September 11, 2024, following which on September 13, 2024, the Company made a payment to Yorkville on the Yorkville Note of $1,521,581 which included $1,145,407 as repayment of principal. Additionally, and as previously disclosed in a Current Report on Form 8-K with the SEC on September 30, 2024, the Company and Yorkville executed an amendment on September 26, 2024 to extend the maturity date of the Yorkville Note from June 4, 2025 to December 15, 2025 and decreased the monthly principal payment obligations of $500,000 related to the Trigger Event beginning on January 15, 2025 (see Note 8 for more detail). Subsequently, on October 31, 2024, the Company and Yorkville executed a second amendment to extend the maturity date of the Yorkville Note to March 31, 2026 and reduced the Floor Price to $1.50 per share. On November 12, 2024, the Company executed a securities purchase agreement with related parties for the issuance of shares of common stock plus warrants for the purchase of common stock as a Private Investment in Public Equity (“PIPE”) with an aggregate purchase price of $2.56 million, the closing of which occured on November 22, 2024. On December 11, 2024, the Company and NXC Imaging (“NXC”) entered into the Amended Distribution Agreement (which was further amended on March 28, 2025), which provides the Company with minimum order quantities (“MOQs”) amounting to cash inflows of $18.0 million in 2025 and $27.0 million in 2026. On February 26, 2025, the Company entered into a credit agreement (the “Credit Agreement”) that provides a senior secured term loan (the “Lynrock Lake Term Loan”) with Lynrock Lake Master Fund LP (“Lynrock Lake”) for a term loan in the aggregate principal amount of $10.1 million and repaid the secured Cable Car Note, as defined in Note 8. Long-Term Debt, and fully settled its obligations under the Yorkville Note and terminated the Yorkville SEPA by paying $3.0 million in cash and issuing a 5-year warrant to purchase 5,000,071 shares of common stock. Net of these payments, the Company had $5.4 million of net proceeds for working capital purposes.
On August 21, 2025, the Company entered into a Distribution Agreement (the “Gulf Medical Distribution Agreement”) with Gulf Medical Co., a corporation organized and existing under the laws of Saudi Arabia (“GMC”). Under the terms of the Gulf Medical Distribution Agreement, the Company shall authorize and grant to GMC the exclusive right to market, advertise and sell the QT Breast Scanners and the Cloud SaaS platform subscriptions in Saudi Arabia (the “Territory”).
On September 30, 2025, we entered into a Securities Purchase Agreement, (the “Securities Purchase Agreement”), by and between us, on the one hand, and certain accredited investors and qualified institutional buyers, led by Sio Capital Management, LLC, on the other hand, (together, the “Purchasers”) for a private placement (the “October 2025 Private Placement”) of securities. At the closing of the October 2025 Private Placement on October 3, 2025, we issued (i) 2,232,243 shares of our common stock, par value $0.0001 per share; (ii) Subscription Warrants ( “Subscription Warrants”) with a term of five years from the initial exercise date to purchase up to an additional 4,040,272 shares of common stock; and (iii) 5,424,083 Pre‑Funded Warrants (the “Pre-Funded

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
Warrants”) to purchase up to an additional 1,808,055 shares of common stock, exercisable any time after its issuance. The purchase price of each share of common stock is $4.50 (the “Per Share Purchase Price”) and the purchase price for each Pre‑Funded Warrant is $4.4997 (the “Per Pre-Funded Warrant Purchase Price”). Both of these amounts were paid by the Purchasers at the closing of the October 2025 Private Placement. The aggregate gross proceeds to us from the October 2025 Private Placement was approximately $18,180,655, before deducting the offering expenses payable by us, which expenses consist solely of legal fees and the amounts provided for pursuant to a placement agency agreement In addition, the per share exercise price of each Subscription Warrant is $4.50 and the per share exercise price of each Pre-Funded Warrant is $0.0003.
Management believes that the additional cash received for the Lynrock Lake Term Loan and from the October 2025 Private Placement, as well as the additional revenue from MOQs per the Amended Distribution Agreement and the Gulf Medical Distribution Agreement, will be sufficient to fund the Company’s current operating plan for at least the next 12 months.
The Company’s future capital requirements will depend on many factors, including the Company’s growth rate, the timing and extent of its spending to support research and development activities, purchasing inventory to meet its growth plan, and the timing and cost to enhance commercialized existing products. In the event that additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company, or at all. Any additional debt financing obtained by the Company in the future could also involve restrictive covenants relating to the Company’s capital-raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue business opportunities, including potential acquisitions. Additionally, if the Company raises additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, its existing stockholders could suffer significant dilution in their percentage ownership of the Company, and any new equity securities the Company issues could have rights, preferences and privileges senior to those of holders of the Company’s common stock. If the Company is unable to obtain adequate financing or financing on terms satisfactory to the Company when the Company requires it, the Company’s ability to continue to grow or support its business and to respond to business challenges could be significantly limited.
Reclassification
Certain reclassifications have been made to the prior year consolidated statement of operations and comprehensive loss to conform to the current year presentation. The reclassification had no impact on the previously reported consolidated balance sheet, statement of stockholders’ deficit or cash flows.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses and the related disclosure of contingent assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. In addition, any change in these estimates or their related assumptions could have an adverse effect on the Company’s operating results.
Business Risk and Concentration of Credit Risk and Supply Risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable. The majority of the Company’s cash is invested in U.S. dollar deposits with a reputable bank in the United States. Management believes that minimal credit risk exists with respect to the financial institution that holds the Company’s cash. At times, such cash may be in excess of insured limits established by the Federal Deposit Insurance Corporation.
The Company performs ongoing credit evaluations of its customers and generally does not require collateral for accounts receivable. Payment terms range from cash in advance to 30 days from delivery of products or services but may fluctuate depending on the terms of each specific contract.

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
Significant customers represent 10% or more of the Company’s total revenue or accounts receivable balance for the period ended as of each reporting date. For each significant customer, revenue as a percentage of total revenue and accounts receivable as a percentage of total accounts receivable are as follows:

			Revenue
	Accounts Receivable		Year Ended December 31,
	December 31, 2024	December 31, 2023	2024	2023
Customers:
Customer A	13%	*	70%	*
Customer B	*	*	19%	*
Customer C	12%	*	*	*
Customer D, related party	*	*	*	20%
Customer E	*	*	*	12%
Customer F	*	100%	*	*
Customer G	*	*	*	49%
Customer H	*	*	*	10%
Customer I	62%	*	*	*
	87%	100%	89%	91%
__________________
*Total less than 10% for the period.
There are inherent risks whenever a large percentage of total revenue is concentrated in a limited number of customers. Should a significant customer which is a party to a contract with the Company under which the Company derives revenue terminate or fail to renew its contracts with the Company, in whole or in part, for any reason, or experience significant financial or operating difficulties, it could have a material adverse effect on the Company’s financial condition and results of operations. In general, a customer that makes up a significant portion of revenues in one period, may not make up a significant portion in subsequent periods. However, as the Company has entered into a Distribution Agreement with NXC on June 18, 2024, and as amended on December 11, 2024, which was further amended on March 28, 2025, by which the Company appointed NXC as the exclusive reseller to market, advertise, and resell certain equipment in the U.S. and U.S. territories, the Company expects that NXC will make up a significant portion of revenues in each period in which such Distribution Agreement is in effect. Customer A in the concentration table above is NXC, which resold the Company’s scanner to eight clinics during the year ended December 31, 2024.
Certain components and services used to manufacture and develop the Company’s products are presently available from only one or a limited number of suppliers or vendors. The Company’s QT Breast Scanner has more than six hundred components, of which less than five components have such dependencies on limited suppliers or vendors. The loss of any of these suppliers or vendors would potentially require a significant level of hardware and/or software development efforts to incorporate the products or services into the Company’s product.
Cash and Cash Equivalents
The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company had restricted cash equivalents of $20,000 as of December 31, 2024 and 2023.
Restricted Cash
Restricted cash is comprised of cash held in an account subject to a collateral agreement to be used for the Company’s corporate credit card program.

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
Accounts Receivable
Accounts receivable are carried at the amount due. Accounts receivable are written off when management deems all realistic efforts to collect the amount outstanding have been exhausted. A provision for credit losses is estimated by management based on evaluations of its historical bad debt and current collection experience. As of December 31, 2024 and 2023, an allowance for credit losses was not required. Write-offs of accounts receivable were not significant during the years ended December 31, 2024 and 2023.
Inventory
Inventory is stated at the lower of cost or net realizable value. Cost is determined using the weighted-average cost method. The Company periodically reviews the value of items in inventory and provides write-offs of inventory that is obsolete. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Once inventory has been written down below cost, it is not subsequently written up.
Property and Equipment, Net
Property and equipment, net are recorded at cost, less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to current operations as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets.
Leases
The Company primarily enters into leases for office space that are classified as operating leases. The Company determines if an arrangement is or contains a lease at inception. The Company accounts for leases by recording right-of-use (“ROU”) assets and lease liabilities on the consolidated balance sheets in the captions operating lease right-of-use assets, net and operating lease liabilities, respectively. The lease term includes the non-cancelable period of the lease plus any additional periods covered by an option to extend that the Company is reasonably certain to exercise. The Company’s leases do not include substantial variable payments based on an index or rates. The Company’s lease agreements do not contain any significant residual value guarantees or material restrictive covenants.
The Company’s leases do not provide a readily determinable implicit discount rate. The Company’s incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in similar economic environments. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The lease payments related to the next 12 months are included in operating lease liabilities, current on the consolidated balance sheets. The Company recognizes a single lease cost on a straight-line basis over the term of the lease, and the Company classifies all cash payments within operating activities in the consolidated statements of cash flows.
The Company did not have any finance leases as of December 31, 2024 and 2023.
Intangible Assets, Net
The Company’s intangible assets are comprised of patents with a useful life of 12 years. Patents are amortized on a straight-line basis over their useful life.
Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
carrying value of an asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. Management has reviewed the Company’s long-lived assets and recorded no impairment charge for the years ended December 31, 2024 and 2023.
Fair Value Measurements
The Company applies the requirements of the fair value measurements framework, which establishes a hierarchy for measuring fair value and requires enhanced disclosures about fair value measurements. The fair value measurement guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement guidance also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy in which these assets and liabilities must be grouped based on significant levels of inputs.
Debt and Debt Issuance Costs
The Company evaluates its financial instruments to determine if they are freestanding financial instruments. The Company also evaluates its convertible debt for embedded derivatives. Embedded provisions (like conversion options) are assessed to determine if they qualify as embedded derivatives that require separate accounting.
Debt issuance costs are recorded as a reduction to the carrying amount of the debt and are amortized to interest expense using the effective interest method. Debt is classified as short-term or long-term based on the term of the note.
Revenue Recognition
Revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration the Company expects to be entitled to receive in exchange for these goods or services.
The Company determines revenue recognition through the following steps:
1)Identification of the contract, or contracts, with a customer
The Company considers the terms and conditions of the contract in identifying the contracts. The Company determines a contract with a customer to exist when the contract is approved, each party’s rights regarding the goods or services to be transferred can be identified, the payment terms for the goods or services can be identified, it has been determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, the Company will evaluate whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit and financial information pertaining to the customer.
2)Identification of the performance obligations in the contract
Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or services either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. The Company’s performance obligations consist of (i) product sales, (ii) maintenance contracts and (iii) other services including training.

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
3)Determination of the transaction price
The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring goods or services to the customer. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. The Company’s contracts do not contain a significant financing component.
4)Allocation of the transaction price to the performance obligations in the contract
If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price.
5)Recognition of revenue when, or as a performance obligation is satisfied
For product sales and services, revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised goods or services to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. Training and maintenance services are generally recognized upon invoicing in amounts that correspond directly with the value to the customer of the performance completed to date which primarily includes professional service arrangements entered on a time and materials basis.
Substantially all of the revenue recognized by the Company during the years ended December 31, 2024 and 2023 was recognized at a point in time.
Revenue recognized during the years ended December 31, 2024 and 2023 is disaggregated as follows:

	Year Ended December 31,
	2024	2023
Product	$4,679,410	$17,832
Service	199,255	22,523
	$4,878,665	$40,355
Revenue recognized by geography during the years ended December 31, 2024 and 2023 is as follows:

	Year Ended December 31,
	2024	2023
United States	$4,823,934	$35,165
International	54,731	5,190
	$4,878,665	$40,355
The Company had no contract assets as of December 31, 2024 and 2023. The Company had contract liabilities of $49,365 as of December 31, 2024. The Company had contract liabilities of $347,619 as of December 31, 2023. Revenue recognized during the year ended December 31, 2024 that was previously included in contract liabilities as of December 31, 2023 was $39,683, while a $300,000 customer deposit previously deferred was refunded due to an order cancellation during the year ended December 31, 2024.
Shipping and Handling Costs
Shipping and handling activities are typically performed before the customer obtains control of the goods, and the related costs are therefore expensed as incurred. Shipping and handling costs are included in cost of revenue in the accompanying consolidated statements of operations and comprehensive loss. Shipping and handling costs incurred for inventory purchases are expensed in cost of revenue when sold.

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
Product Warranty
The Company’s products sold to customers are generally subject to warranties up to twelve months, which provides for the repair or replacement of products, at the Company’s option, that fail to perform with stated specifications. The Company estimates future warranty obligations related to those products. To date, product warranty claims have not been significant.
Research and Development Costs
Research and development costs incurred by the Company include salaries, purchased services, operating materials and supplies, depreciation, and amortization, and are expensed as incurred. These costs amounted to $3,267,340 and $1,485,636 for the years ended December 31, 2024 and 2023, respectively.
Advertising
Advertising and promotion costs are expensed as incurred. Advertising expenses were not significant for the years ended December 31, 2024 and 2023.
Grant Income
Periodically, the Company is awarded grants on a cost reimbursement basis. Costs are expensed when incurred and reimbursable on a monthly or quarterly basis with the offset booked as a contra-expense to the applicable functional area in the consolidated statements of operations and comprehensive loss.
Income Taxes
Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets may be reduced by a valuation allowance if it is more-likely-than-not that some or all of the deferred tax asset will not be realized. The Company annually evaluates the realizability of deferred tax assets by assessing the valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets.
The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. In accordance with this accounting policy, the Company recognizes accrued interest and penalties related to unrecognized tax benefits as a component of income tax expense (benefit). There were no accrued interest and penalties during the years ended December 31, 2024 and 2023.
Stock-Based Compensation
Stock-based compensation cost is measured at the grant date based on the fair market value of the award. Stock-based compensation is recognized as expense on a ratable basis over the requisite service period of the award.
The Company values stock options using the Black-Scholes option pricing model. This model requires the use of highly subjective and complex assumptions which determine the fair value of stock-based awards, including the option’s expected term, stock price volatility and risk-free interest rates. Forfeitures are recorded as they occur.
Comprehensive Loss
Comprehensive loss is defined as the change in the equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive loss was equal to net loss for years ended December 31, 2024 and 2023.

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
Net Loss per Share
Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares and potentially dilutive common share equivalents outstanding for the period determined using the treasury-stock and if-converted methods. For the purposes of the diluted net loss per share calculation, common stock equivalents are considered to be potentially dilutive securities.
Reconciliation of net loss per share for the years ended December 31, 2024 and 2023 is as follows:

	Year Ended December 31,
	2024	2023
Net loss and comprehensive loss attributable to QT Imaging Holdings, Inc.	$(8,984,880)	$(6,098,951)
Deemed dividend related to the modification of equity classified warrants	(5,185,502)	—
Net loss attributable to common stockholders	$(14,170,382)	$(6,098,951)
Weighted-average number of common shares used in computing net loss per common share (1)(2)	6,659,288	3,180,067
Net loss per share - basic and diluted (1)(2)	$(2.13)	$(1.92)
The following securities were excluded from the calculation of net loss per share because the inclusion would be anti-dilutive as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Common stock warrants (1)(2)	9,421,526	140,688
Potential shares from Pre-Paid Advance (2)	5,663,743	—
Merger consideration earnout shares (2)	2,000,000	—
Potential shares from Cable Car Loan (2)	250,000	—
Potential shares from convertible notes (1)(2)	84,400	236,871
Contingently issuable shares to GigCapital5 stockholders (1)(2)	—	437,964
Options outstanding (1)(2)	739,645	416,603
	18,159,314	1,232,126
__________________
(1)Amounts as of December 31, 2023 and before that date differ from those in prior year consolidated financial statements as they were retrospectively adjusted as a result of the accounting or the Business Combination (as defined in the Notes to Consolidated Financial Statements).
(2)Amounts and per share amounts as of December 31, 2024 and 2023 for the years ended December 31, 2024 and 2023 differ from those published in prior consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split (as described below in Note 1, The Company and Summary of Significant Accounting Policies). Specifically, the number of common shares outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.
Fair Value of Financial Instruments
The fair value of the Company’s financial instruments, including cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses and other current liabilities approximate their fair values because of the relatively short maturity of these instruments. The carrying value of the Company’s borrowings approximates fair value based on current rates offered to the Company for instruments with similar terms.
Recent Accounting Pronouncements Adopted
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 reduces the number of accounting models for convertible instruments and allows more contracts to qualify for equity classification. The Company adopted this guidance effective January 1, 2024, and there was no material impact on the Company’s consolidated financial statements upon adoption.
In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the Company to disclose interim and annual disclosures on significant segment expenses and other segment related items and is applicable to companies with a single reportable segment. The Company adopted the annual disclosure requirements effective for the fiscal year ended December 31, 2024 on a retrospective basis with the interim disclosure requirements becoming effective in the first quarter of 2025. The required disclosures were included in Note 16—Segment Information.
Recent Accounting Pronouncements
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disclosure of specific categories in the effective tax rate reconciliation and additional information for reconciling items that meet a quantitative threshold and further disaggregation of income taxes paid for individually significant jurisdictions. This guidance is effective on a prospective or retrospective basis for annual periods beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of this guidance on the disclosures within its consolidated financial statements.
In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The standard requires that public business entities disclose additional information about specific expense categories in the notes to financial statements for interim and annual reporting periods. The standard will become effective for the Company’s 2027 annual consolidated financial statements and interim condensed consolidated financial statements thereafter and may be applied prospectively to periods after the adoption date or retrospectively for all prior periods presented in the financial statements, with early adoption permitted. The Company is currently evaluating the impact of this guidance on the disclosures within its consolidated financial statements.
2.    Business Combination
As described in Note 1, the Merger with GigCapital5 was consummated on March 4, 2024. On the Merger Date, QT Imaging, GigCapital5, and QT Merger Sub, consummated the closing of the transactions contemplated by the Business Combination Agreement, following the approval at an annual stockholder meeting of the stockholders of GigCapital5 held on February 20, 2024 (the “Stockholder Meeting”).
The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, GigCapital5 was treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of QT Imaging issuing shares of the net assets of GigCapital5, accompanied by a recapitalization. The shares and net loss per common share prior to the Merger have been retroactively restated as shares reflecting the exchange ratio established in the Merger (approximately 0.3427 shares of the Company's common stock for each share of QT Imaging common stock). The net liabilities of GigCapital5 have been recognized at carrying value, with no goodwill or other intangible assets recorded.
QT Imaging has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•QT Imaging's stockholders have a majority of the voting power of the Company;
•The majority of QT Imaging's Board of Directors continued to serve as directors of the Company;
•The majority of QT Imaging's management continued to serve as management of the Company;
•QT Imaging comprises the ongoing operations of the Company; and
•QT Imaging is the larger entity based on historical business activity and the larger employee base.

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
The following summarizes the elements of the Merger to the consolidated statements of stockholders’ deficit and cash flows, including the transaction funding, sources, and uses of cash:

Recapitalization
Cash in GigCapital5 Trust Account, net of redemptions	$13,952,524
Plus: cash in GigCapital5 operating bank account	4,829
Less: Payments made pursuant to non-redemption agreements	(10,791,550)
Less: GigCapital5 transaction costs paid from Trust	(1,073,667)
Less: Repayment of GigCapital5 related party notes	(853,607)
Net cash proceeds from GigCapital5	1,238,529
Assumed net liabilities from GigCapital5 including the initial recognition of the earnout liability, excluding net cash proceeds	(14,177,694)
Net impact of the Merger on the consolidated statement of stockholders' deficit	$(12,939,165)
Merger Related Activities
On November 15, 2023, GigCapital5, QT Imaging and Yorkville, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP, entered into the SEPA. Upon the closing of the Merger, the Company has the right, provided there is no balance outstanding under the Yorkville Note (as defined below) or, if there is a balance outstanding under a Yorkville Note, with Yorkville’s prior written consent, or upon the occurrence of certain trigger events, to issue and sell to Yorkville, and Yorkville shall purchase from the Company, up to $10,000,000 in aggregate gross purchase price (the “Commitment Amount”) of newly issued shares of the common stock (each such sale, an “Advance”) by delivering written notice to Yorkville (each, an “Advance Notice” and the date on which the Company is deemed to have delivered an Advance Notice, the “Advance Notice Date”). As consideration for a payment of $10,000,000 (the “Pre-Paid Advance”) received on March 4, 2024, the Company issued the Yorkville Note, which was issued with a 6% original issue discount. The Yorkville Note for the Pre-Paid Advance was originally due 15 months from the date of issuance, and interest accrues on the outstanding balance of the Yorkville Note at an annual rate equal to 6%, subject to an increase to 18% upon an event of default. The Yorkville Note is convertible by Yorkville into shares of the Company’s common stock. On March 4, 2024, immediately prior to, and substantially concurrently with, the closing of the Business Combination, QT Imaging issued to Yorkville that number of shares of the Company which converted in the aggregate into 333,334 shares of the Company's common stock (the “Company Shares”) upon the completion of the Merger. See Note 8.
In February 2024, GigCapital5 and QT Imaging entered into a Note Purchase Agreement (the “Cable Car Loan”) with Funicular Funds, LP (“Cable Car”), pursuant to which Cable Car agreed to advance $1,500,000 at the closing of the Business Combination, as was evidenced by a promissory note that may be convertible in certain circumstances into shares of the Company's common stock at a conversion price of $6.00 per share (the “Loan”), dated March 4, 2024, by and between QT Imaging and Cable Car. The Loan does not bear interest, and is due and payable 13 months after issuance, unless the time for payment is accelerated as a result of an event of default. On March 4, 2024, as full compensation to Cable Car for the Loan to QT Imaging in lieu of any simple or in-kind interest on the Loan, QT Imaging issued to Cable Car that number of shares of the Company which at the completion of the Business Combination would be converted in accordance with the terms of the Business Combination Agreement into 60,000 shares of the Company's common stock. See Note 8.
In February 2024, GigCapital5 and QT Imaging (together the “parties”) entered into a subscription agreement with William Blair & Co., L.L.C. (“William Blair”) for the purchase of shares of common stock of QT Imaging. Pursuant to the subscription agreement, QT Imaging issued to William Blair in satisfaction of certain fees owed to William Blair for its services to the parties, that number of shares of QT Imaging which at the completion of the Business Combination were converted in accordance with the terms of the Business Combination Agreement into 246,667 shares of the Company’s common stock. The issuance of these shares settled $2,410,000 of net assumed liabilities from the business combination with an additional transaction cost expense of $202,200 recorded as selling, general and administrative expense within the consolidated statement of operations and comprehensive loss during the year ended December 31, 2024.

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
In February 2024, the parties agreed to amend one of the non-redemption agreements that were entered into in December 2023 (“December 2023 Non-Redemption Agreements”), pursuant to which, and in addition to the Company’s common stock issuable Mizuho Securities USA, LLC (“Mizuho”) under the December 2023 Non-Redemption Agreement, Mizuho received from QT Imaging, in exchange for $250,000 of services rendered by Mizuho, that number of QT Imaging’s common stock that converted in accordance with the terms of the Business Combination Agreement into 33,334 shares of the Company’s common stock. The issuance of these shares settled $250,000 of net assumed liabilities from the business combination with an additional transaction expense of $103,000 recorded as selling, general and administrative expense within the consolidated statement of operations and comprehensive loss during the year ended December 31, 2024.
In February 2024, QT Imaging and GigCapital5 entered into two additional subscription agreements with each of Donnelley Financial Solutions, LLC (“DFIN”) and IB Capital LLC (“iBankers”), dated as of February 23, 2024 and February 22, 2024, respectively (together, the “Subscription Agreements”), for the purchase of shares of common stock of QT Imaging. Pursuant to the Subscription Agreements, QT Imaging issued to each of DFIN and iBankers in satisfaction of $500,000 and $600,000 of fees owed to DFIN and iBankers, respectively, for their services, that number of shares of QT Imaging which at the completion of the Business Combination were converted in accordance with the terms of the Business Combination Agreement into 66,667 and 80,000 respective shares of the Company’s common stock. The issuance of these shares settled $1,100,000 of net assumed liabilities from the business combination with an additional transaction expense of $453,200 recorded as selling, general and administrative expense within the consolidated statement of operations and comprehensive loss during the year ended December 31, 2024.
In February 2024, QT Imaging and LionBay Ventures (“LionBay”) entered into a Settlement and Termination Agreement (“Termination Agreement”). Pursuant to the terms of the Termination Agreement, QT Imaging terminated its Service Agreement with LionBay dated May 18, 2021 and the First Amendment of the Service Agreement dated September 9, 2021 (collectively as “Service Agreement”). In exchange for the termination of the Service Agreement and the termination of options to purchase 5,667 shares of common stock with a strike price of $25.50 per option that were issued as part of the Service Agreement, QT Imaging agreed to issue that number of shares that converted into 3,333 shares of the Company’s common stock. The issuance of these shares resulted in an additional transaction expense of $35,300 recorded as selling, general and administrative expense within the consolidated statement of operations and comprehensive loss during the year ended December 31, 2024.
In February 2024, QT Imaging received $500,000 in exchange for that number of shares that converted into 66,667 shares of the Company's common stock in accordance with the terms of the subscription agreement and Business Combination Agreement. The issuance of these shares resulted in an additional transaction expense of $206,000 recorded as selling, general and administrative expense within the consolidated statement of operations and comprehensive loss during the year ended December 31, 2024.
Pursuant to an amendment dated December 13, 2023, between QT Imaging and Exit Strategy Partners, LLC (“Advisor”), the Company agreed to pay for Advisor’s services in exchange for that number of shares that converted into 83,334 shares of the Company’s common stock and a total cash amount of $225,000, of which $125,000 was paid on the closing of the Business Combination on March 4, 2024 and the remaining $100,000 is due on the first anniversary of the closing of the Business Combination, which is recorded in accrued expenses and other current liabilities within the consolidated balance sheet as of December 31, 2024. The total cash consideration and issuance of shares related to this amendment resulted in a transaction expense of $1,107,500 recorded as selling, general and administrative expense within the consolidated statement of operations and comprehensive loss during the year ended December 31, 2024.
On March 4, 2024, as consideration for the December 2023 Non-Redemption with certain GigCapital5 stockholders (“Non-Redeeming Stockholders”), QT Imaging issued that number of shares that converted into 142,492 shares of the Company’s common stock to the Non-Redeeming Stockholders. The issuance of these shares resulted in a transaction expense of $1,508,994 recorded as selling, general and administrative expense within the consolidated statement of operations and comprehensive loss during the year ended December 31, 2024.

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
On March 4, 2024, the Company issued to subscribers to the Stock Subscription Agreements entered into in November 2023 equal to that number of shares that resulted in such parties as stockholders of QT Imaging receiving pursuant to the Business Combination Agreement 50,000 shares of the Company's common stock. The issuance of these shares resulted in a transaction expense of $529,500 recorded as selling, general and administrative expense within the consolidated statement of operations and comprehensive loss during the year ended December 31, 2024.
Merger Earnout Consideration Shares
Pursuant to the Second Amendment to Business Combination Agreement dated September 21, 2023, the Company is obliged to issue a maximum of 3,000,000 shares of Company's common stock (the “Merger Consideration Earnout Shares”) if certain triggering events and conditions are achieved during 2024, 2025, and 2026.
2024 Earnout Shares
Promptly following the date on which Company files its quarterly report on Form 10-Q with respect to its fiscal quarter ended September 30, 2024 with the SEC, an aggregate of 833,333 Merger Consideration Earnout Shares (the “2024 Earnout Shares”) will be issued to QT Imaging’s former stockholders if, and only if, on or prior to such filing date, the Company has obtained a formal Food and Drug Administration (“FDA”) clearance for breast cancer screening with respect to its breast scanning systems, which remains in full force and effect as of such filing date; provided, that the 2024 Earnout Shares shall increase by 166,667 (to an aggregate of 1,000,000) Merger Consideration Earnout Shares if, in addition, during the fifteen months ended September 30, 2024, the Company either (A) makes at least eight bona fide placements of its breast scanning systems globally or (B) has revenue of at least $4,400,000 as set forth in the condensed consolidated financial statements included in the periodic reports filed by the Company with the SEC with respect to such fifteen month period. These conditions were not met and therefore no shares were issued for the 2024 Earnout Shares during the year ended December 31, 2024.
2025 Earnout Shares
Promptly following the date on which the Company files its quarterly report on Form 10-Q with respect to its fiscal quarter ended September 30, 2025 with the SEC, an aggregate of 833,333 Merger Consideration Earnout Shares (the “2025 Earnout Shares”) will be issued to QT Imaging’s former stockholders if, and only if, during the twelve months ended September 30, 2025, (A) the Company achieves annual revenue of at least $17,100,000 as set forth in the condensed consolidated financial statements included in the periodic reports filed by the Company with the SEC with respect to such twelve month period, and (B) the Company makes at least four placements of its breast scanning systems in the United States; provided, that the 2025 Earnout Shares shall increase by 166,667 (to an aggregate of 1,000,000) Merger Consideration Earnout Shares if at least one of the following milestones is achieved: (x) on or prior to such filing date, the Company has obtained a formal FDA clearance for a new indication for use of its breast scanning systems (other than any indication obtained prior to the beginning of the twelve months ended September 30, 2025), which remains in full force and effect as of such filing date; or (y) the Company achieves clinical-quality patient images with the Company’s open angle scanner no later than the filing date of the quarterly report on Form 10-Q for the third quarter of 2025.
2026 Earnout Shares
Promptly following the date on which the Company files its quarterly report on Form 10-Q with respect to its fiscal quarter ended September 30, 2026 with the SEC, an aggregate of 833,333 Merger Consideration Earnout Shares (the “2026 Earnout Shares”) will be issued to QT Imaging’s former stockholders if, and only if, during the twelve months ended September 30, 2026, (A) the Company has revenue of at least $30,000,000 as set forth in the condensed consolidated financial statements included in the periodic reports filed by the Company with the SEC with respect to such twelve month period, or (B) the VWAP of shares of common stock equals or exceeds $45.00 per share for twenty (20) of any thirty (30) consecutive trading days on the Nasdaq exchange; provided, that the 2026 Earnout Shares shall increase by 166,667 (to an aggregate of 1,000,000) Merger Consideration Earnout Shares if at least one of the following milestones is achieved on or prior to such filing date: (x) the Company has obtained a formal FDA clearance of its open angle scanner, which remains in full force and effect as of such filing date; or (y) the Company receives net positive results in bona fide clinical trials, conducted in accordance with generally

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
accepted industry standards, for its open angle scanner, as reported no later than the filing date of the quarterly report on Form 10-Q for the third quarter of 2026.
The Company recorded a liability of $3,670,000 related to the Merger Earnout Consideration Shares within the consolidated balance sheet on the date of initial recognition (March 4, 2024). As of December 31, 2024, the liability related to the Merger Earnout Consideration Shares was $440,000. See Note 3.
3.    Fair Value Measurements
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3: Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2024 and 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	December 31, 2024	December 31, 2023
Assets:
Certificate of deposit	2	$20,000	$20,000
Liabilities:
Warrant liability	2	$22,234	$—
Earnout liability	3	$440,000	$—
Derivative liability	3	$303,300	$—
Warrant Liability
The Company has determined that the warrants that were a constituent part of (i) the private placement units that were issued in a private placement sale by GigCapital5 prior to the Merger (“Private Placement Warrants”) and (ii) the private placement units that were issued upon conversion of working capital notes issued by GigCapital5 prior to the Merger, which conversion occurred concurrent with the Merger (“Working Capital Note Warrants”) are subject to treatment as a liability, as the transfer of the warrants to anyone other than the purchasers or their permitted transferees would result in these warrants having substantially the same terms as the warrants included in the public units that were issued by GigCapital5 prior to the Merger (“Public Warrants”). The Company determined that the fair value of each Private Placement Warrant and the Working Capital Note Warrants approximates the fair value of a Public Warrant. Accordingly, the Private Placement Warrants and Working Capital Note Warrants are valued upon observable data and have been classified as Level 2 financial instruments. As of December 31, 2024, a

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
total of 296,445 Private Placement Warrants and Working Capital Note Warrants were outstanding at an approximate fair value of 0.075 per warrant. See Note 11.
The activity for the fair value of the warrant liability during the year ended December 31, 2024 was as follows:

Warrant Liability
Beginning balance, January 1, 2024	$—
Net liabilities assumed from GigCapital5	8,894
Increase due to warrant modification	200,513
Change in fair value	(187,173)
Ending balance, December 31, 2024	$22,234
The effect of the modification of the Private Placement Warrants and the Working Capital Note Warrants as further described in Note 11 was included within other expense, net in the consolidated statements of operations and comprehensive loss during the year ended December 31, 2024.
Earnout Liability
The fair value of the Merger Consideration Earnout shares was calculated using a Monte Carlo simulation. The simulation used as significant inputs the Company's management’s current assessment of placements of breast scanning systems in 2024 and 2025, likely expected values for revenues from 2024 through 2026, probabilities for regulatory approvals including FDA clearances, and probabilities of other triggering events related to the open angle scanner. The probabilities of the non-revenue triggers generally range from 0 to 25 percent. The revenue forecast for the respective measurement periods are generally in line with the revenue triggers as defined in the Business Combination Agreement, as amended. Additional significant inputs into the simulation include the volatility of Company's equity, assets, and revenue that was derived in a manner as would be common for such simulation, and published industry operating profitability metrics. A weighted average cost of capital (“WACC”) was estimated based on a venture capital rates of return on debt and equity. This WACC was used as the discount rate applicable to revenue, after applying a delivering factor to convert it from being applicable to earnings before interest and tax (“EBIT”) to being applicable to revenue. This EBIT to revenue delivering factor was estimated using published industry operating profit and cost metrics.
The Monte Carlo simulation developed a distribution of projected revenues for 2024 through 2026 using a Geometric Brownian Motion framework based on a standard normal distribution of returns. The simulation also developed a distribution of potential daily common stock prices for 2026 using a Geometric Brownian Motion framework. The resulting fair value is based on the average of the number of shares that will be paid out for each triggering event over a statistically significant number of simulations.
Significant assumptions used in the valuation of the fair value of the earnout liability as of issuance on March 4, 2024 and as of December 31, 2024 were as follows:

	March 4, 2024	December 31, 2024
Fair value of common stock	$10.59	$1.47
Volatility of revenue	26.0%	23.0%
Discount rate applicable to revenue	7.0%	7.0%
Risk-free rate	4.5%	4.2%
Risk premium	2.5%	2.7%
Cost of debt	15.5%	15.5%
Credit risk spread	11.0%	11.3%
Equity volatility	130.0%	120.0%

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
The activity for the fair value of the earnout liability for the year ended December 31, 2024 was as follows:

Earnout Liability
Beginning balance, January 1, 2024	$—
Fair value at issuance	3,670,000
Change in fair value	(3,230,000)
Ending balance, December 31, 2024	$440,000
Derivative Liability
In March 2024, the Company recorded a derivative liability related to the Pre-Paid Advance issued on March 4, 2024 pursuant to the SEPA, dated November 15, 2023, between QT Imaging and Yorkville (See Note 2 and Note 8). The Pre-Paid Advance contained the following derivative features (“Derivatives”) as defined in the SEPA that were recognized at fair value:
•Monthly Payment Premium: if, any time after the Issuance Date, and from time to time thereafter, a Trigger Event occurs, then the Company shall make monthly payments of Triggered Principal Amount, Payment Premium and accrued and unpaid interest.
•Monthly Payment Discount: if, any time after the Issuance Date, and from time to time thereafter, a Trigger Event occurs, then the Company shall make monthly payments of Triggered Principal Amount minus the lesser of (x) $1,500,000 and (y) such amount of fifty percent (50%) of the Investor’s net sales proceeds of the Company Shares or fifty percent (50%) of the value of the Company Shares on such date the cash payment is due.
•Variable Price Conversion Right: subject to certain limitations, at any time or times on or after the Issuance Date, the Yorkville shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable common stock in accordance with Section (3)(b), at the Conversion Price of 95% of the lowest VWAP of the Company’s common stock during the 5 consecutive Trading Days immediately preceding the Conversion Date or the date the Holder submits an Investor Notice pursuant to and as defined in the SEPA, as applicable, or other date of determination, but not lower than the Floor Price.
•Failure to Timely Convert: if within three (3) Trading Days after the Company’s receipt of an email copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Yorkville or credit Yorkville’s balance account with DTC for the number of shares of common stock to which the Holder is entitled upon such Yorkville’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Yorkville purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by the Yorkville of common stock issuable upon such conversion that the Yorkville anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Yorkville’s request and in the Yorkville’s discretion, either (i) pay cash to Yorkville in an amount equal to Yorkville’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the common stock so purchased (the “Buy-In Price”), or (ii) promptly honor its obligation to deliver to the Yorkville a certificate or certificates representing such common stock and pay cash to the Yorkville in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of common stock, times (B) the Closing Price on the Conversion Date.
•Corporate Events: in addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of common stock are entitled to receive securities or other assets with respect to or in exchange for shares of common stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the common stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such common stock had such common stock been held by the Holder upon the

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the common stock otherwise receivable upon such conversion, such securities or other assets received by the holders of common stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to common stock) at a conversion rate for such consideration commensurate with the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders.
The initial fair value of the above Derivatives was calculated using a Monte Carlo simulation. The simulation used significant inputs, including volatility of Company's equity that was derived based on a comparable peer group of publicly traded companies and the company’s stock price on the valuation date.
The total value of the derivatives reflected the combined value of the monthly payment premium, reduction to that premium by the payment discount, and the value of the conversion right. The values of the failure to timely convert and corporate event features were deemed to be de minimis.
Significant assumptions used in the valuation of the fair value of the derivative liability as of issuance on March 4, 2024 and as of December 31, 2024 were as follows:

	March 4, 2024	December 31, 2024
Fair value of common stock	$10.59	$1.47
Term in years	1.25	1.26
Volatility	130.0%	120.0%
Risk-free rate	4.9%	4.2%
Debt discount	30.0%	30.0%
The activity for the fair value of the derivative liability during the year ended December 31, 2024 was as follows:

Derivative Liability
Beginning balance, January 1, 2024	$—
Fair value at issuance	5,120,900
Change in fair value	(4,817,600)
Ending balance, December 31, 2024	$303,300
4.    Inventory
Inventory consisted of the following as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Raw materials	$2,551,947	$2,529,364
Work in process	278,869	1,627,802
Finished Goods	309,903	261,031
Total	$3,140,719	$4,418,197

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
5.    Property and Equipment, Net
Property and equipment, net consisted of the following as of December 31, 2024 and 2023:

	Useful Life	December 31, 2024	December 31, 2023
Scanners	5 Years	$1,904,491	$3,309,957
Computer and lab equipment	3-5 Years	1,424,513	1,359,491
Leasehold improvements	Various	421,266	421,266
Software	3 Years	50,374	40,599
Furniture and fixtures	7 Years	82,336	82,336
		3,882,980	5,213,649
Less: accumulated depreciation		(3,687,197)	(4,722,729)
		$195,783	$490,920
Depreciation expense was $140,665 and $294,813 for the years ended December 31, 2024 and 2023, respectively.
6.    Intangible Assets, Net
Intangible assets, net consisted of the following as of December 31, 2024:

	Useful Life	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Useful Life Remaining
Patents	12 Years	$2,230,570	$2,230,570	$—	0.00 Years
Intangible assets, net consisted of the following as of December 31, 2023:

	Useful Life	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Useful Life Remaining
Patents	12 Years	$2,230,570	$2,140,431	$90,139	0.50 Years
Amortization expense was $90,139 and $185,881 for each of the years ended December 31, 2024 and 2023.
7.    Balance Sheet Details
Prepaid expenses and other current assets consisted of the following as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Prepaid insurance	$179,143	$9,808
Other	337,409	205,171
Total	$516,552	$214,979
Accrued expenses and other current liabilities consisted of the following as of December 31, 2024 and 2023:

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements

	December 31, 2024	December 31, 2023
Accrued legal	$1,867,107	$24,729
Accrued personnel costs	963,865	120,856
Accrued excise taxes	207,358	—
Accrued advisory fee	100,000	—
Other	411,624	224,066
Total	$3,549,954	$369,651
8.    Long-Term Debt
Paycheck Protection Program Loan
On February 24, 2021 and May 5, 2020, the Company received loans (“PPP Loans”) from US Bank in the amounts of $1,158,265 (“Loan 2”) and $1,158,266 (“Loan 1”), respectively, to fund payroll, rent and utilities through the Paycheck Protection Program (“PPP”). Original loan terms were revised by the PPP Flexibility Act of 2020. Under the terms of the PPP, up to 100% of the loan and related interest was forgivable if the proceeds were used for covered expenses and certain other requirements related to wage rates were met. For Loan 1, the Company applied for forgiveness on June 7, 2021, and received forgiveness of $873,151 in principal and $9,823 in interest from the Small Business Administration (“SBA”) on June 14, 2021. For Loan 2, the Company applied for forgiveness on November 9, 2021, and received forgiveness of $930,246 in principal and $6,822 in interest on November 15, 2021.
The remaining balance of Loan 1 of $285,115 is payable in monthly installments of $6,400, including interest at 1%, beginning August 5, 2021, with the final payment due May 5, 2025. As of December 31, 2024, the total principal outstanding under Loan 1 was $31,920, all of which was current. As of December 31, 2023, the total principal outstanding under Loan 1 was $107,979, of which $76,058 was current and $31,921 was noncurrent.
The remaining balance of Loan 2 of $228,019 is payable in monthly installments of $4,605, including interest at 1%, beginning December 27, 2021, with the final payment due February 27, 2026. As of December 31, 2024, the total principal outstanding under Loan 2 was $64,061, of which $54,864 was current and $9,197 was noncurrent. As of December 31, 2023, the total principal outstanding under Loan 2 was $118,369, of which $54,308 was current and $64,061 was noncurrent.
Interest expense for Loan 1 and Loan 2 for the years ended December 31, 2024 and 2023 was $1,695 and $3,004, respectively.
The SBA may undertake a review of a loan of any size during the six-year period following forgiveness or repayment of the loan. The review may include the loan forgiveness application, as well as whether the Company received the proper loan amount. The timing and outcome of any SBA review is not known.
Convertible Notes Payable
In June 2021, the Company entered into a convertible promissory note agreement (the “Note”) with USCG for advances of up to $10,000,000. The Company could have made advances on the Note up to six months after the inception of the Note unless extensions for advances were mutually agreed between both parties. The Note bore interest at 12% per annum on any amounts drawn with a maturity date of July 6, 2024. The Note was collateralized by all assets of the Company and was guaranteed by QT Labs. The terms of the Note include non-financial covenants and, as of March 4, 2024 when the Note converted, the Company was in compliance with those covenants. Through December 31, 2023, the Company issued warrants in connection with the note to purchase a total of 1,697 shares of common stock which 1,180 shares are exercisable at a price of $37.20 per share and 517 shares are exercisable at a price of $35.01 per share. The fair value of the warrants, along with financing fees, were recorded as debt issuance costs and presented in the consolidated balance sheets as a deduction from the carrying amount of the Note. On March 4, 2024, these warrants were terminated in accordance with the Business Combination Agreement.

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
The Note was convertible, at the Company’s option, before the Note matured upon the closing of a single transaction or a series of transactions with a minimum of $15,000,000 of cash proceeds raised in the aggregate. If elected, the conversion price is 90% of the price per share in the qualified financing. Management assessed whether the embedded features in the Note should have been bifurcated from the debt host and concluded that none of the features required to be accounted for separately from the debt instrument.
In November 2023 and in connection with the Fourth Amendment and issuance of the senior secured convertible promissory note to US Capital as part of the Securities Purchase Agreement as described below (the “US Capital Note”), the outstanding loan balances of the Note of $2,495,000 with accrued interest of $635,854 were considered extinguished. In November 2023, the Company recorded $376,086 as a loss on extinguishment in other expense, net in the consolidated statements of operations and comprehensive loss, and includes a commission paid of $20,000, remaining unamortized debt issuance costs on the Note of $32,828 and the fair value of warrants to purchase 5,440 shares of common stock of $156,505.
As of December 31, 2024, there was no amount outstanding for the Note and US Capital Note. As of December 31, 2023, the total Note and US Capital Note balance was $3,294,659 net of unamortized debt issuance costs of $36,194, and accrued interest of $50,037. Interest expense, including amortization of debt issuance costs, for the years ended December 31, 2024 and 2023 was $88,692 and $340,758, respectively.
On March 4, 2024, the Note principal and related accrued interest balance of $3,233,388 and the US Capital Note principal balance of $200,000 was converted into 119,756 and 33,334 shares of common stock, respectively. Additionally, warrants to purchase 5,440 shares of the Company's common stock were net settled into 1,865 shares of common stock.
Bridge Loan
In November 2023, the Company entered into a Securities Purchase Agreement and raised a private secured convertible bridge financing in the aggregate amount of $1,000,000 (“Bridge Loan”) from five investors (“Bridge Lenders”). Each Bridge Loan of $200,000 bore no interest but had a cash option value at the date of maturity of 120%, or $240,000, of the Bridge Loan at each Bridge Lender’s option. The maturity date was the closing date of the Business Combination as defined in Note 1. The Bridge Loan conversion price was at $6.00 per share on a post-business combination. On March 4, 2024, four of the five Bridge Loan holders elected the cash option and were paid an aggregate of $960,000 on the Merger Date. Interest expense related to the payment premium was $160,000 for the year ended December 31, 2024.
As of December 31, 2024, there was no amount outstanding for the Bridge Loan. As of December 31, 2023, the outstanding amount of the Bridge Loan, excluding the US Capital Note, was $774,337, net of unamortized debt issuance costs of $25,663. Interest expense from the amortization of debt issuance costs for the years ended December 31, 2024 and 2023 was $25,663 and $21,592, respectively.
Yorkville Pre-Paid Advance
On March 4, 2024, the Company received the Pre-Paid Advance of $10,000,000 from Yorkville and issued Yorkville the Yorkville Note in the amount of $10,000,000 for such Pre-Paid Advance that was originally due 15 months from the date of issuance, and interest shall accrue on the outstanding balance of the Yorkville Note at an annual rate equal to 6%, subject to an increase to 18% upon an event of default as described in the Yorkville Note. The Yorkville Note is convertible by Yorkville into shares of the Company's common stock. As consideration for the Pre-Paid Advance, immediately prior to, and substantially concurrently with, the closing of the Business Combination, QT Imaging issued to Yorkville that number of shares of QT Imaging which converted in the aggregate into 333,334 shares of the Company's common stock upon the completion of the Business Combination. In accordance with Accounting Standards Codification (“ASC”) 470-20, the proceeds of $10,000,000 were recorded between the promissory note and common stock less debt origination costs of $975,000, consisting of a $375,000 commitment fee for the SEPA and an original issue discount of 6% for the Yorkville Note, on a relative fair value basis. Expenses related to a structuring fee was $20,000 for the year ended December 31, 2024, respectively, and was included in other expense, net in the consolidated statements of operations and comprehensive loss. As noted in

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
Note 3, the Pre-Paid Advance contained Derivatives that were bifurcated and recorded a separate instrument. The initial value of the Derivatives of the $5,120,900 was recorded as a debt discount against the Pre-Paid Advance.
Under the terms of the original Yorkville Note, a “Trigger Event” shall occur if the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days (a “Floor Price Trigger” and the last such day of such occurrence, a “Trigger Date”). If, at any time six months after the issuance of the Yorkville Note, a Trigger Event occurs, then the Company will be obligated to make monthly payments in an amount equal to the sum of (i) $1,500,000 of principal in the aggregate among all promissory notes issued to Yorkville (or the outstanding principal if less than such amount) (the “Triggered Principal Amount”), plus (ii) a payment premium of 5% in respect of such Triggered Principal Amount, and (iii) accrued and unpaid interest hereunder as of each payment date beginning on the 5th trading day after the Trigger Date and continuing on the same day of each successive calendar month to Yorkville pursuant to the terms of the Yorkville Note. However, in the event that the Company shall be required to make such cash payments to Yorkville under the Yorkville Note as a result of the occurrence of a Trigger Event, the Company shall be entitled upon written notice to Yorkville, to direct that Yorkville (i) if Yorkville has sold the Company Shares that it received upon the completion of the Merger to apply, in accordance with the terms of the Yorkville Note, up to 50% of Yorkville’s net sale proceeds of the Company Shares to satisfy, in part or in whole, the Triggered Principal Amount of such cash payments due to Yorkville or (ii) or if Yorkville has not sold the Company Shares, to apply up to 50% of the value of the Company Shares on such date the cash payment is due based on the VWAP as quoted by Bloomberg LP of the Company Shares as an offset of the Triggered Principal Amount of the cash payments due to Yorkville. The obligation of the Company to make monthly prepayments due to the occurrence of a Floor Price Trigger shall cease (with respect to any payment that has not yet come due) if any time after the Trigger Date (a) the Company reduces the Floor Price to an amount that is at least 50% of the daily VWAP of the common stock or (b) the daily VWAP is greater than 110% of the Floor Price for a period of five consecutive trading days, unless a subsequent Trigger Event occurs. Furthermore, within one trading day of a Floor Price Trigger that remains after application of all amounts related to the Company Shares as described above, the Company shall reduce the Floor Price to an amount that is at least 50% of the daily VWAP of the common stock, and provide Yorkville written confirmation of such reduction of the Floor Price or be obligated to make the above monthly cash payments.
Following the effectiveness of the registration statement on Form S-1 that the Company filed to register the shares to be issued pursuant to the SEPA, the Floor Price for Yorkville was $2.6304 per share. For the first five trading days commencing after six months after the issuance of the Yorkville Note, which ended on September 11, 2024, the daily VWAP of the common stock was less than the Floor Price, and as a result, September 11, 2024 constitutes a Trigger Date, and on that Trigger Date, a Trigger Event occurred due to a Floor Price Trigger. Accordingly, on September 13, 2024, the Company made the initial payment due to Yorkville as a result of the Trigger Event that occurred on September 11, 2024 in an amount totaling $1,521,581, the calculation of which reflects a reduction to the Triggered Principal Amount by 50% of the net sale proceeds of the Company Shares by Yorkville following the closing of the Business Combination. The total payment of $1,521,581 comprised of $1,145,407 of principal, $318,904 of accrued interest, and $57,270 of 5% early payment premium. The Company recognized the 5% early payment premium as interest expense within the consolidated statements of operations and comprehensive loss during the year ended December 31, 2024.
On September 26, 2024, the Company and Yorkville entered into an Omnibus Amendment (the “Omnibus Amendment”), pursuant to which the Company and Yorkville agreed to amend certain terms of the Yorkville Note to reduce the Company’s obligations resulting from the occurrence of the Trigger Event. Pursuant to the Omnibus Amendment, the maturity date of the Yorkville Note was extended approximately six months from June 4, 2025 to December 15, 2025. Further, the Omnibus Amendment acknowledges the Company’s obligation to make monthly payments to Yorkville in the amount of the Trigger Principal Amount due to the occurrence of the Trigger Event and revised the Yorkville Note to provide that no further monthly payments will be owed during the period beginning on the date of the Omnibus Amendment and ending on January 15, 2025. In exchange for this relief, beginning on January 15, 2025, and continuing on the same day of each successive calendar month until and including November 15, 2025, whether or not a Trigger Event has occurred and is continuing as of such dates, the Company will make monthly payments in an amount equal to $500,000 plus the payment premium of 5% plus accrued and unpaid interest under the Yorkville Note as of each such payment date. Such monthly payments will not be reduced or

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
offset by any amount, including, but not limited to, any net sales proceeds of the Company Shares or any value of the Company Shares based on the VWAP as quoted by Bloomberg, LP. The Omnibus Amendment also provided that 100% of the proceeds of the sale of the remaining 133,334 Company Shares held at the time of entry into the Omnibus Amendment by Yorkville shall be retained by Yorkville and shall not be used to offset or reduce any amounts owed under the Yorkville Note, or to otherwise benefit the Company in any way. The Omnibus Amendment also provides that in the event that the Company’s common stock is delisted from trading on the Nasdaq Stock Market, Yorkville consents to the occurrence of such delisting from the Nasdaq Stock Market, if it is to happen, and that it will not constitute an Event of Default as defined per the Omnibus Amendment, provided that (i) the Company uses its best efforts to have its common stock relisted on the Nasdaq Stock Market as soon as possible and (ii) the Company’s common stock is listed on the OTC Markets’ OTCQX market tier within 30 days in the event that a delisting from the Nasdaq Stock Market occurs. The Omnibus Amendment was accounted for as a troubled debt restructuring, resulting in a prospective adjustment to the effective interest rate in accordance with ASC 470-60.
On October 31, 2024, the Company and Yorkville executed the Second Omnibus Amendment to the Yorkville Note (the “Second Amendment”), pursuant to which the maturity date of the Yorkville Note was extended from December 15, 2025 to March 31, 2026. Further, the Second Amendment acknowledged the Company’s obligation to make monthly payments to Yorkville in the amount of the Trigger Principal Amount due to the occurrence of the Trigger Event and no further monthly payments will be owed during the period beginning on the date of the Second Amendment and ending on February 15, 2025. In exchange for this relief, beginning on February 15, 2025, and continuing on the same day of each successive calendar month until and including February 15, 2026, whether or not a Trigger Event has occurred and is continuing as of such dates, the Company agreed to make monthly payments in an amount equal to $500,000 plus the payment premium plus accrued and unpaid interest as of each such payment date. Such monthly payments under the Second Amendment were not to be reduced or offset by any amount, including, but not limited to, any net sales proceeds of the Company Shares or any value of the Company Shares based on the VWAP as quoted by Bloomberg, LP. Further, pursuant to the terms of the Second Amendment, the Company elected to reduce the Floor Price to $1.50 per share, effective as of the date of the Second Amendment. In addition, the Second Amendment provided that to the extent that Yorkville converts any portion of the Investor Note into shares of the common stock between the date of the Second Amendment and January 15, 2025, the first $500,000 of such conversions of the Yorkville Note shall reduce the principal balance of the Yorkville Note. For the avoidance of doubt and without implication that the opposite would otherwise be true, all other conversions of the Yorkville Note pursuant to the Second Amendment were to be applied as provided for in and consistent with the terms of the Yorkville Note. The Second Amendment also provided that in the event that the common stock is delisted from trading on the Nasdaq Stock Market, Yorkville consents to the occurrence of such delisting from the Nasdaq Stock Market, if it is to happen, and that it will not constitute an Event of Default as defined per the Omnibus Amendment, provided that (i) the Company uses its best efforts to have the common stock relisted on the Nasdaq Stock Market as soon as possible and (ii) the common stock is listed on the OTC Markets’ OTCQX or OTCQB market tiers within 30 days in the event that a delisting from the Nasdaq Stock Market occurs. The Second Amendment was accounted for as a debt modification, resulting in a prospective adjustment to the effective interest rate.
On November 4, 2024, Yorkville converted $254,593 of outstanding principal into 128,020 shares of common stock with an applicable conversion price of $1.9887 per share. On December 6, 2024, Yorkville converted an additional $259,588 of outstanding principal under the Yorkville Note into 173,059 shares of common stock with an applicable conversion price of $1.50 per share.
As of December 31, 2024, the outstanding amount of the Yorkville Note was $3,532,591, net of the unamortized debt discount of $4,807,820 and accrued interest of $155,203. Interest expense, including amortization of debt issuance costs, for the year ended December 31, 2024 was $3,685,741, of which $57,270 relates to the payment premium.
Cable Car Loan
In February 2024, GigCapital5 and QT Imaging entered into the Cable Car Loan with Cable Car, pursuant to which Cable Car agreed to advance $1,500,000 at the closing of the Business Combination, as was evidenced by the

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
Loan, dated March 4, 2024, by and between QT Imaging and Cable Car. The Loan does not bear interest, and is due and payable 13 months after issuance, unless the time for payment is accelerated as a result of an event of default. As full compensation to Cable Car for the Loan to QT Imaging in lieu of any simple or in-kind interest on the Loan, QT Imaging issued to Cable Car that number of shares of QT Imaging which at the completion of the Business Combination would be converted in accordance with the terms of the Business Combination Agreement into 60,000 shares of the Company's common stock. In accordance with ASC 470-20, the proceeds of $1,500,000 were recorded between the promissory note and common stock less debt origination costs of $40,740, consisting of legal fees, on a relative fair value basis.
As of December 31, 2024, the outstanding amount of the Cable Car Loan was $1,366,458, net of unamortized issuance costs of $133,542. Interest expense, including amortization of debt issuance costs, for the year ended December 31, 2024 was $353,530.
Future principal payments on the long-term debt as of December 31, 2024 are as follows:

Year ending December 31:
2025	$9,924,195
2026	9,197
Total payments	9,933,392
Less: Unamortized debt issuance costs	(4,938,362)
Less: Current maturities of long-term debt	(4,985,833)
Long-term debt	$9,197
On February 26, 2025, the Yorkville Note and Cable Car Loan were repaid in full. As such, the outstanding balances as of December 31, 2024 were classified as short term on the consolidated balance sheet and the table above reflects the payoff of these facilities within fiscal year 2025. Refer to Note 18 for more details.
9.    Leases
The Company leases its operating facilities in Novato, California, under a non-cancelable operating lease through May 31, 2027. There are no options or rights to extend the term of this lease.
The following table reflects the Company’s ROU assets and lease liabilities as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Assets:
Operating lease ROU assets, net	$935,246	$1,267,121
Liabilities:
Operating lease liabilities, current	$405,678	$361,305
Operating lease liabilities	656,955	1,062,633
	$1,062,633	$1,423,938
The following table presents supplemental cash flow information related to the Company’s operating leases for the year ended:

	Year Ended December 31,
	2024	2023
Operating cash flows from operating leases	$462,295	$441,111

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
As of December 31, 2024, the maturity of operating lease liabilities was as follows:

Year ending December 31:
2025	$476,164
2026	490,449
2027	206,864
Total payments	1,173,477
Less: Interest	(110,844)
Present value of obligations	$1,062,633
The operating lease expense for the years ended December 31, 2024 and 2023 was $454,780 and $453,889, respectively, of which $21,915 and $21,024, respectively, were related to leases with a term of less than 12 months.
As of December 31, 2024, the weighted-average remaining lease term was 2.4 years and the weighted-average discount rate was 8% for the year ended December 31, 2024. As of December 31, 2023, the weighted-average remaining lease term was 3.4 years and the weighted-average discount rate was 8% for the year ended December 31, 2023.
10.    Contingencies
Litigation
The Company is subject to occasional lawsuits, investigations, and claims arising out of the normal conduct of business. As of the date the consolidated financial statements were available to be issued, management is not aware of any pending claims that will have a material impact on the Company’s consolidated financial statements.
11.    Stockholders’ Deficit
Common Stock
The Company's common stock trades on the OTCQB Venture Market tier under the symbol “QTIH”. Pursuant to the terms of the Amended and Restated Certificate of Incorporation, the Company is authorized and has available for issuance 500,000,000 shares of common stock. Immediately following the Merger, there were 7,145,907 shares of common stock outstanding with a par value of $0.0001. The holder of each share of common stock is entitled to one vote.
The Company retroactively adjusted the shares issued and outstanding prior to March 4, 2024 to give effect to the exchange ratio established in the Business Combination Agreement to determine the number of shares of common stock into which they were converted.
Common stock reserved for future issuance as of December 31, 2024 is as follows:

Common stock warrants (1)	9,421,526
Potential shares from Pre-Paid Advance (1)	5,663,743
Merger earnout consideration shares (1)	2,000,000
Options outstanding under the 2024 Incentive Plan (1)	739,645
Options available under the 2024 Incentive Plan (1)	46,386
Potential shares from Cable Car Loan (1)	250,000
Potential shares from convertible notes (1)	84,400
18,205,700

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
__________________
(1)Amounts as of December 31, 2024 differ from those published in prior consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split (as described below in Note 1, The Company and Summary of Significant Accounting Policies). Specifically, the number of common shares outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.
Preferred Stock
The Company is authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.0001, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of December 31, 2024 and 2023, there were no shares of preferred stock issued and outstanding. The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the Delaware General Corporation Law. The issuance of preferred stock could have the effect of decreasing the trading price of common stock, restricting dividends on the capital stock of the Company, diluting the voting power of the common stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.
QT Imaging Private Placement Warrants
In November 2022, the Company initiated an offering to sell to a select group of accredited investors only, on a private placement basis, 114,235 units for a purchase price of $35.01 per unit (the “Units”), each Unit consisting of one share of common stock and one warrant to purchase one share of common stock (the “QT Imaging Private Placement Warrants”) with an exercise price of $35.01 (the “2022 Offering”). From November 2022 to December 31, 2023, the Company has issued 55,975 Units for net proceeds of $1,932,850, which 29,844 Units were issued during the year ended December 31, 2023 for total net proceeds of $1,026,550. There were no Units issued during the year ended December 31, 2024. On March 4, 2024, all outstanding QT Imaging Private Placement Warrants were deemed out of the money and terminated in accordance with the Business Combination Agreement.
QT Imaging Warrants for Common Stock
In addition to the warrants sold as part of the Units in the 2022 Offering, the Company also issued warrants to consultants and to placement agents in association with debt issuances and past private offerings. At the option of the warrant holders, the warrants can be fully settled in shares of common stock, or converted via net share settlement, in which the warrant holder will receive shares equal to the number of shares purchasable under the warrants multiplied by the difference between the fair market value of the shares and the exercise price, divided by the fair market value of the shares.
The following table represents the QT Imaging warrant activity as follows for the year ended December 31, 2024:

Number of Warrants
Outstanding, January 1, 2024 (1)	140,688
Exercised (1)	(5,440)
Terminated pursuant to business combination agreement (1)	(135,248)
Outstanding, December 31, 2024	—
__________________
(1)Amounts for the year ended December 31, 2024 differ from those published in prior consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split (as described below in Note 1, The Company and Summary of Significant Accounting Policies). Specifically, the number of common shares outstanding during periods before the Reverse Stock Split are divided by

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.
The fair value of the QT Imaging warrants issued as part of the 2022 Offering and included in stockholders’ deficit in the consolidated balance sheets was $462,413 for the year ended December 31, 2023. The fair value of the remaining warrant granted during the year ended December 31, 2023 was $15,317 and was recorded as issuance costs against the proceeds received from the 2022 Offering. There were no QT Imaging warrants issued during the year ended December 31, 2024.
On March 4, 2024 and in accordance with the terms of the Business Combination Agreement, the Company cancelled and terminated all outstanding warrants that were deemed out of the money with an exercise price of or above $35.01 per warrant, including all warrants sold as part of the Units in the 2022 Offering and warrants that were issued to consultants and placement agents in association with debt issuances and past private offerings.
Warrants (Public Warrants, Private Placement Warrants, Working Capital Note Warrants, and PIPE Warrants)
Warrants will be exercisable at $34.50 per share, and pursuant to the terms of the warrant agreement governing such warrants (the “Warrant Agreement”), the exercise price and number of warrant shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation of the Company. In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $27.60 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors, and in the case of any such issuance to the Company’s Founder or its affiliates, without taking into account any Founder Shares held by it prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 65% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of its initial Business Combination (net of redemptions), and (z) the VWAP of the Company’s common stock during the 20 trading-day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $27.60 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.
Each warrant will become exercisable on the later of 30 days after the completion of the Merger and will expire five years after the completion of the Merger. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the warrants during the exercise period, there will be no net cash settlement of these warrants and the warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant Agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.03 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $54.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.
Under the terms of the Warrant Agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act of 1933, as amended (the “Securities Act”), following the completion of the Merger, for the registration of the shares of common stock issuable upon exercise of the warrants included in the public units issued in the Company’s initial public offering (the “Public Units”), the private placement units undertaken by the Company concurrently with its initial public offering (the “Private Placement Units”) and the private placement units that were issued upon conversion of working capital notes issued by the Company prior to the Merger, which conversion occurred concurrent with the Merger. The new registration statement was filed on April 1, 2024, and was declared effective by the SEC on May 22, 2024.
As of December 31, 2024, there were 7,963,212 warrants outstanding from those that were initially included as a constituent security of the Public Units and the Private Placement Units (the “PubCo Warrants”) with an exercise price of $34.50 per warrant and expiring on March 4, 2029. On May 13, 2024, the exercise price of PubCo Warrants

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
was reduced from $34.50 to $6.90 per warrant and the price per share related to the redemption events described above decreased from $54.00 per share to $10.80 per share in accordance with the terms of the Warrant Agreement as discussed above. The modification in exercise price related to the Public Warrants, which are equity classified, was accounted as a deemed dividend, which resulted in an adjustment of $5,185,502 to accumulated deficit during the year ended December 31, 2024. The effect of the modification in exercise price related to the Private Placement Warrants and Working Capital Note Warrants, which are liability classified, was recorded in other expense, net within the consolidated statements of operations and comprehensive loss and amounted to $200,513 during the year ended December 31, 2024.
On November 22, 2024, the Company completed a private placement with related parties (the “Private Placement”), pursuant to the terms and conditions of a securities purchase agreement (the “Securities Purchase Agreement”). At the closing of the Private Placement, the Company issued warrants (the “PIPE Warrants”) to purchase up to 1,458,314 shares of common stock that are issuable upon its exercise. Each PIPE Warrant sold in the Private Placement is exercisable for one share of common stock at an exercise price of $2.016 per share, and is exercisable beginning on May 22, 2025 and ending on May 22, 2030. As of December 31, 2024, there were 1,458,314 PIPE Warrants outstanding.
12.    Stock Incentive Plans
2024 Equity Incentive Plan
On February 15, 2024, at the Annual Meeting, the GigCapital5 stockholders considered and approved the 2024 Equity Incentive Plan (the “2024 Incentive Plan”) and reserved 786,031 shares of common stock for issuance thereunder. The 2024 Incentive Plan became effective immediately upon the Closing of the Business Combination on March 4, 2024. The term of the 2024 Incentive Plan is 10 years. The number of shares of common stock reserved for issuance under the 2024 Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2025 and continuing through January 1, 2035, by 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by the Board of Directors. Under the 2024 Incentive Plan, the Company may issue stock options, stock appreciation rights (“SARs”), restricted stock awards (“RSAs”), restricted stock units (“RSUs”), and performance awards (“PAs”). The term of stock options may not exceed 10 years and is subject to vesting conditions, which is subject to the option holder’s continued service to the Company. The exercise price of any stock option award cannot be less than fair market value of the Company’s common stock, provided, however, that an incentive stock option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, must have an exercise price of no less than 110% of the fair market value of the Company’s common stock and a term that does not exceed five years.
There were 739,645 options outstanding under the 2024 Incentive Plan as of December 31, 2024.
QT Imaging Incentive Plan
In September 2021, the Board of Directors approved and the Company adopted the Plan (the “QT Imaging Plan”). The maximum aggregate number of shares of common stock that the Company may award under the QT Imaging Plan was 2,333,333. The term of the QT Imaging Plan was originally 10 years. The QT Imaging Plan was administered by the compensation committee of the Company’s Board of Directors (the “Administrator”). The Company may grant awards to eligible participants which may take the form of stock options (both incentive stock options and non-qualified stock options), stock purchase rights, restricted stock, restricted stock units and performance stock awards. Awards may be granted to employees, directors, and consultants (as defined in the QT Imaging Plan.) The term of any stock option award may not exceed 10 years and may be subject to vesting conditions, as determined by the Administrator. Incentive stock options may only be granted to employees of the Company or any subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Internal Revenue Code. The exercise price of any stock option award cannot be less than fair market value of the Company’s common stock, provided, however, that an incentive stock option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, must have an exercise price of no less than 110% of the fair market value of the Company’s common stock and a term that does

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
not exceed five years. Vesting is subject to the option holder’s continued service to the Company, ranging up to a four-year period. Unvested options are subject to forfeiture upon termination of employment. On March 4, 2024, the QT Imaging Plan was terminated in accordance with the terms of the Business Combination Agreement and the options to purchase 412,560 shares of common stock were cancelled at the close of the Business Combination in accordance with the terms of the Business Combination Agreement.
The following table summarizes information regarding activity in the QT Imaging Plan and the 2024 Incentive Plan during the year ended December 31, 2024:

	Number of Options	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Life (years)
Outstanding, January 1, 2024 (1)	416,603	$74.40	6.9
Granted under the 2024 Incentive Plan (1)	766,333	$2.16
Cancelled (1)	(30,731)	$10.80
Terminated pursuant to Business Combination Agreement (1)	(412,560)	$74.49
Outstanding, December 31, 2024 (1)	739,645	$2.16	9.5
Exercisable as of December 31, 2024	—	$—	—
Vested and expected to vest as of December 31, 2024 (1)	739,645	$2.16	9.5
__________________
(1)Amounts and per share amounts for the year ended December 31, 2024 differ from those published in prior consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split (as described below in Note 1, The Company and Summary of Significant Accounting Policies). Specifically, the number of common shares outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.
During the year ended December 31, 2024, a total of 766,333 options were granted to employees and nonemployees with a weighted-average grant date fair value of $1.38 per share. There were no options granted during year ended December 31, 2023.
The determination of the fair value of options granted during the year ended December 31, 2024 is computed using the Black-Scholes option pricing model with the following weighted-average assumptions:

Stock price per share	$2.16
Expected option term (years)	5.7
Expected volatility	67.9%
Risk-free rate of return	4.3%
Expected annual dividend yield	—%
Option pricing models require the input of various subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The expected stock price volatility is based on the analysis of volatilities of the Company’s selected public peer group over a period commensurate with the expected term of the options. The expected term of employee options represents the weighted-average period the options are expected to remain outstanding and was derived using the simplified method for awards that qualify for its “plain-vanilla” options. All awards that are outstanding are qualified for “plain-vanilla” options. The risk-free interest rate is based on the U.S. Treasury interest rates whose term in consistent with the expected life of the stock options. No dividend yield is included as the Company has not issued any dividends and do not anticipate issuing any dividends in the future.

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
The following table shows stock-based compensation expense by functional area in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
Research and development	$58,270	$105,255
Selling, general and administrative	231,525	604,139
	$289,795	$709,394
No stock-based compensation expense was capitalized to inventory for years ended December 31, 2024 and 2023.
As of December 31, 2024, the total unrecognized compensation cost related to all nonvested stock options was $758,294 and the weighted-average period over which it is expected to be recognized is 2.1 years.
13.    National Institutes of Health Subaward
On August 18, 2022, the Company was awarded a grant of up to $1,078,347 as a subaward through the Board of Trustees of the University of Illinois for the purpose of developing a quantitative ultrasound breast scanner for identifying early response of breast cancer to chemotherapy. The grant is a cost reimbursement subaward that is allocated annually over five years, subject to the availability of funds and satisfactory progress of the project. The award expires July 31, 2027 and may be terminated by either party with 30 days written notice. Any grant proceeds received do not require repayment. As of December 31, 2024, the Company incurred total costs of $388,359 against the year one allocation of $351,994, against the year two allocation of $194,566, and against the year three allocation of $119,000. During the year ended December 31, 2024, the Company incurred costs of $39,305, of which $23,509 of grant income was recognized as an offset to research and development expense and $15,796 was recognized as an offset to selling, general and administrative expense in the consolidated statements of operations and comprehensive loss. During the year ended December 31, 2023, the Company incurred costs of $318,276, of which $277,037 of grant income was recognized as an offset to research and development expense and $41,239 was recognized as an offset to selling, general and administrative expense in the consolidated statements of operations and comprehensive loss. As of December 31, 2024 and 2023, the grant receivable was $11,255 and $161,638, respectively, and is included in prepaid expenses and other current assets on the consolidated balance sheets.
14.    Income Taxes
Loss before income tax expense (benefit) consisted of the following for the years ended December 31:

	2024	2023
United States	$(9,000,663)	$(6,097,351)
International	—	—
Total loss before income tax expense (benefit)	$(9,000,663)	$(6,097,351)

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
Income tax expense (benefit) consisted of the following for the years ended December 31:

	2024	2023
Current:
Federal	$(5,077)	$—
State	(10,706)	1,600
Foreign	—	—
Total current tax expense (benefit)	(15,783)	1,600
Deferred:
Federal	—	—
State	—	—
Foreign	—	—
Total deferred tax expense	—	—
Total income tax expense (benefit)	$(15,783)	$1,600
Income tax expense (benefit) differed from the amount computed by applying the federal statutory income tax rate to pretax loss as a result of the following for the years ended December 31:

	2024	2023
Federal tax at statutory rate	$(1,890,139)	$(1,280,444)
State taxes	(1,486,387)	(22,915)
Change in valuation allowance	5,861,012	1,080,617
Acquired intangibles	(2,141,859)	—
Nondeductible	(481,252)	—
Other	122,842	224,342
Total income tax expense (benefit)	$(15,783)	$1,600
The tax effects of temporary differences that give rise to the Company’s deferred tax assets and liabilities are related to the following as of December 31:

	2024	2023
Deferred tax assets:
Net operating losses	$5,752,894	$3,070,085
Stock-based compensation	955,747	856,902
Operating lease liabilities	294,715	386,588
Section 174 expenses, net	1,009,594	487,860
Accruals and reserves	412,014	489,382
Intangible assets	2,775,021	118,691
Property and equipment	76,009	90,104
Gross deferred tax assets	11,275,994	5,499,612
Valuation allowance	(11,016,609)	(5,155,597)
Net deferred tax assets	259,385	344,015
Deferred tax liabilities:
Operating lease right-of-use assets	(259,385)	(344,015)
Net deferred tax assets (liabilities)	$—	$—
As of December 31, 2024, based on the Company’s recent history of losses and its forecasted losses, management believes on the more-likely-than-not basis that a full valuation allowance is required. Accordingly, the

QT IMAGING HOLDINGS, INC.
Notes to Consolidated Financial Statements
Company provided a full valuation allowance on its federal and state deferred tax assets. During the years ended December 31, 2024 and 2023, the valuation allowance increased by $5,861,012 and $1,080,617, respectively. As of December 31, 2024, the Company had federal and state net operating loss (“NOL”) carryforwards of $19,790,000 and $14,375,000 respectively. The federal NOL will not expire and the state NOL will begin to expire in 2040.
A reconciliation of the beginning and ending amount of gross unrecognized tax benefits is a follows as of December 31:

	2024	2023
Balance as the beginning of the year	$49,255	$49,255
Increases related to prior year tax positions	—	—
Increases related to current year tax positions	—	—
Balance as the end of the year	$49,255	$49,255
The unrecognized tax benefits for the year ended December 31, 2024, if recognized, would not affect the effective income tax rate due to the valuation allowance that currently offsets the deferred tax assets. It is reasonably possible that the unrecognized tax benefits balance will change within twelve months by a range of zero to $49,255 due to the Company’s intent to file a tax accounting method change.
The Company files income tax returns in the federal and California state jurisdictions. The Company’s tax years for 2021 and forward are subject to examination by the federal and California tax authorities.
15.    Related Party Transactions
Convertible Notes Payable
In July 2020, the Company issued three convertible notes to three of its stockholders for advances up to $3,500,000 in principal (the “2020 Notes”) and bearing annual interest of 5% on any amounts drawn. An additional note was issued in March 2022 as part of the 2020 Notes, but with an annual interest rate of 8%. All principal and interest payments are due on or before July 1, 2025. The 2020 Notes are convertible, at the holder’s option, into shares of common stock of the Company at the lower of $43.77 per share or the offering price in a financing of at least $5,000,000 in equity from unaffiliated parties. As of December 31, 2024, an aggregate of 84,400 shares of common stock would be issued if the entire principal and interest under the 2020 Notes was converted. Management assessed whether the embedded features in the 2020 Notes should have been bifurcated from the debt host and concluded that none of the features were required to be accounted for separately from the debt instruments.
As of December 31, 2024 and 2023, the outstanding amount of the 2020 Notes was $3,143,725 and accrued interest of $550,430 and $377,772, respectively.
Working Capital Loan and Extension Note
On May 3, 2023, the Company issued a promissory note (the “Working Capital Note”) to a stockholder for a principal amount of $250,000. The Working Capital Note was subsequently amended and restated six times on June 12, 2023 to add an additional principal amount of $100,000, August 15, 2023 to add an additional principal amount of $75,000, August 29, 2023 to add an additional principal amount of $100,000, September 12, 2023 to add an additional principal amount of $75,000, September 15, 2023 to add an additional principal amount of $50,000, and October 26, 2023 to add an additional principal amount of $55,000, for an aggregate principal amount outstanding as of December 31, 2024 under the Working Capital Note of $705,000. The Working Capital Note was issued to provide the Company with additional working capital during the period prior to consummation of the Business Combination Agreement with GigCapital5. The Working Capital Note is interest-free and originally matured on the earlier of (i) the date on which the Company consummated the Business Combination with GigCapital5; (ii) the date the Company winds up; or (iii) December 31, 2023. The Working Capital Note may be prepaid without penalty. On March 4, 2024, the holder of the Working Capital Note agreed to extend and subordinate the promissory note pursuant to and in accordance with the terms of the Business Combination Agreement. Effective on the Closing of

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Notes to Consolidated Financial Statements
the Business Combination, the Working Capital Note cannot be repaid prior to the repayment or conversion of the Yorkville Note received from Yorkville (see Note 8).
On March 4, 2024, the Company assumed the $1,560,000 outstanding debt balance due to a related party (the “Extension Note”) pursuant to the Business Combination Agreement. The Extension Note did not bear any interest and could not be repaid prior to the repayment of the Yorkville Note received from Yorkville. On November 22, 2024, the Extension Note was cancelled in its entirety in exchange for the purchase of 890,411 shares of common stock at a purchase price of $1.752 per share and issuance of 890,411 of PIPE Warrants with exercise price of $2.016 per share.
Private Placement
On November 12, 2024, the Company and certain board members entered into the Securities Purchase Agreement for the issuance of shares of common stock plus warrants for the purchase of common stock with an aggregate purchase price of $999,998 in exchange for 570,775 shares of common stock at an issuance price of $1.752 per share and 570,775 of PIPE Warrants with an exercise price of $2.016 per share, the closing of which occured on November 22, 2024.
Management Services and Business Associate Agreement
In September 2020, QT Imaging entered into a Management Services Agreement (the “Agreement”) and a Business Associate Agreement with John C. Klock, M.D., a California sole proprietorship operating as the QT Imaging Center (the “Practice”). John C. Klock, M.D. was the Chief Executive Officer of QT Imaging, serves on its Board of Directors, and was the largest single stockholder of QT Imaging. The Practice provided medical imaging to patients using the QT Breast Scanner. Under the terms of the Agreement, the Company agreed to provide business services to the Practice including use of the facility which formerly operated as the Marin Breast Health Trial Center, including furniture and medical equipment, as well as use of certain personnel. In exchange for those services, the Practice agreed to pay the Company a management fee. Fees paid to QT Imaging during the years ended December 31, 2024 and 2023 were $12,000 and $48,000, respectively. These fees were recorded as a reduction to selling, general and administrative expenses on the consolidated statements of operations and comprehensive loss. During the years ended December 31, 2024 and 2023, there were no significant purchases made by the Practice. As of December 31, 2024 and 2023, there were no significant amounts due from the Practice. This Agreement was terminated and replaced by the Space and Equipment Sublease Agreement on April 17, 2024 and Services Agreement on April 5, 2024.
Services Agreement
On April 5, 2024, the Company entered into that certain Services Agreement (the “Services Agreement”) with the Practice dated as of April 1, 2024 pursuant to which the Practice agreed to provide its services to the Company, including but not limited to providing healthcare services to patients, assisting with clinical trials and studies and assisting with drafting of institutional review board approved clinical protocols, assisting with the performance of research and development activities on behalf of the Company, providing comprehensive multi-day training on the operation of breast imaging technology for radiologist customers and other customer staff such as technicians, performing clinical validation of imaging software changes which may include recruiting patients, training personnel on the operation of the Company’s imaging technology, as well as other services as specified in the Services Agreement. The term of the Services Agreement is one year unless earlier terminated and shall auto-renew for successive one-year periods, unless otherwise terminated. During the year ended December 31, 2024, the Company incurred $55,971 in accordance with the Services Agreement. As a result of Dr. Klock's retirement on December 31, 2024, the Services Agreement was terminated.
Space and Equipment Sublease Agreement
On April 17, 2024, the Company entered into a Space and Equipment Sublease Agreement (the “Space and Equipment Sublease”) with the Practice, pursuant to which the Practice will sublease certain medical equipment and space, currently leased from Hamilton Landing Novato LLC by the Company, to the Practice for use in its operations, on a full-time and exclusive basis. The Practice shall pay to the Company a $5,666 rental fee (the

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Notes to Consolidated Financial Statements
“Rent”) for the Subleased Space (as defined in the Space and Equipment Sublease) on a monthly basis, payable on the first day of each month and no later than ten days thereafter, with the Rent to be pro-rated for any partial month. The parties have determined that the Rent equals the fair market value of the Subleased Space and Subleased Equipment (as defined in the Space and Equipment Sublease), without taking into account the proximity of the parties or the space to any source, volume or value of referrals between the parties or any patient thereof. Further, the Practice shall pay when due all sales, use, personal property, leasing, excise or other fees, taxes, charges or withholdings of any kind imposed against the Company, the Practice or the Subleased Equipment with respect to the Space and Equipment Sublease, the Subleased Equipment, or any related fees, receipts or earnings, including local taxes and personal property taxes. The term of the Space and Equipment Sublease is one year unless terminated and shall auto-renew for successive one-year periods, unless otherwise terminated. During the year ended December 31, 2024, the Company recorded $50,994 of sublease income in other expense, net within the consolidated statements of operations and comprehensive loss. As a result of Dr. Klock's retirement on December 31, 2024, the Space and Equipment Sublease Agreement was terminated.
Deferred Revenue
In July 2023, an order was placed and a downpayment of $200,000 was made for a breast imaging system by 303 Development Corporation (the “Foundation”). The executive director of the Foundation is a current investor and a was a previous board member of the Company. In December 2023, an additional $100,000 was paid towards the purchase. In June 2024, the Company cancelled this order and refunded the full deposit of $300,000 to the related party. As of December 31, 2024 and 2023, the Company had a deferred revenue balance of zero and $300,000, respectively, related to this order.
16.    Segment Information
The Company has one operating and reportable segment, which is engaged in the development and commercialization of the Company’s QT Breast Scanner. The Company’s Chief Executive Officer has been determined to be the chief operating decision maker (“CODM”) in accordance with the authoritative guidance on segment reporting. The accounting policies of the segment are the same as those described in the summary of significant accounting policies (see Note 1). The CODM assesses performance, makes operating decisions and decides how to allocate resources based on net loss that is reported on the consolidated statements of operations and comprehensive loss. The measure of segment assets is reported on the consolidated balance sheets as total consolidated assets.
The following table presents information about reported segment revenue, significant segment expenses, and segment net loss for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
Revenue	$4,878,665	$40,355
Less:
Cost of revenue	2,238,820	134,988
Research and development (1)	3,267,340	1,485,636
Selling, general and administrative (1)	11,549,512	3,427,690
Other expense, net	560,648	544,566
Change in fair value of warrant liability	(187,173)	—
Change in fair value of derivative liability	(4,817,600)	—
Change in fair value of earnout liability	(3,230,000)	—
Interest expense, net	4,497,781	544,826
Income tax expense (benefit)	(15,783)	1,600
Consolidated net loss	$(8,984,880)	$(6,098,951)

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Notes to Consolidated Financial Statements
__________________
(1)Includes total salaries, bonuses, employee benefits and stock-based compensation of $4,917,502 and $2,062,852 for the years ended December 31, 2024 and 2023, respectively.
Refer to Note 1 for segment information related to revenue.
17.    Revised Financial Statements
The Company has revised its condensed consolidated financial statements as of and for the three months ended March 31, 2024, as of and for the six months ended June 30, 2024 and as of and for the nine months ended September 30, 2024 to correct a misstatement identified related to the initial recognition of the earnout liability, which is described in Notes 2 and 3. The Company assessed the materiality of this misstatement in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 108 – “Quantifying Misstatements” and concluded this error was not qualitatively material. As such, the correction of the error for the affected periods will be reflected prospectively in the Quarterly Reports on Form 10-Q for fiscal year 2025.
The effects of this revision on the applicable line items within the condensed consolidated financial statements were as follows:

Condensed Consolidated Balance Sheet Line Items Impacted	March 31, 2024 - As Filed	Adjustments	March 31, 2024 - As Revised
Additional paid-in capital	$17,153,870	$(3,670,000)	$13,483,870
Accumulated deficit	$(22,068,735)	$3,670,000	$(18,398,735)

Other Condensed Consolidated Financial Statement Line Items	Three Months Ended March 31, 2024 - As Filed	Adjustments	Three Months Ended March 31, 2024 - As Revised
Condensed Consolidated Statement of Operations and Comprehensive Loss
Change in fair value of earnout liability	$(1,060,000)	$3,670,000	$2,610,000
Net loss and comprehensive loss	$(4,298,590)	$3,670,000	$(628,590)
Net loss per share - basic and diluted (1)	$(0.98)	$0.84	$(0.14)

Condensed Consolidated Statement of Cash Flows
Net loss	$(4,298,590)	$3,670,000	$(628,590)
Change in fair value of earnout liability	$1,060,000	$(3,670,000)	$(2,610,000)

Condensed Consolidated Balance Sheet Line Items Impacted	June 30, 2024 - As Filed	Adjustments	June 30, 2024 - As Revised
Additional paid-in capital	$22,343,027	$(3,670,000)	$18,673,027
Accumulated deficit	$(28,503,111)	$3,670,000	$(24,833,111)

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Notes to Consolidated Financial Statements

Other Condensed Consolidated Financial Statement Line Items	Six Months Ended June 30, 2024 - As Filed	Adjustments	Six Months Ended June 30, 2024 - As Revised
Condensed Consolidated Statement of Operations and Comprehensive Loss
Change in fair value of earnout liability	$(750,000)	$3,670,000	$2,920,000
Net loss and comprehensive loss attributable to QT Imaging Holdings, Inc.	$(5,547,464)	$3,670,000	$(1,877,464)
Net loss and comprehensive loss attributable to common stockholders	$(10,732,966)	$3,670,000	$(7,062,966)
Net loss per share - basic and diluted (1)	$(1.86)	$0.64	$(1.22)

Condensed Consolidated Statement of Cash Flows
Net loss	$(5,547,464)	$3,670,000	$(1,877,464)
Change in fair value of earnout liability	$750,000	$(3,670,000)	$(2,920,000)

Condensed Consolidated Balance Sheet Line Items Impacted	September 30, 2024 - As Filed	Adjustments	September 30, 2024 - As Revised
Additional paid-in capital	$22,470,230	$(3,670,000)	$18,800,230
Accumulated deficit	$(32,122,605)	$3,670,000	$(28,452,605)

Other Condensed Consolidated Financial Statement Line Items	Nine Months Ended September 30, 2024 - As Filed	Adjustments	Nine Months Ended September 30, 2024 - As Revised
Condensed Consolidated Statement of Operations and Comprehensive Loss
Change in fair value of earnout liability	$(700,000)	$3,670,000	$2,970,000
Net loss and comprehensive loss attributable to QT Imaging Holdings, Inc.	$(9,166,958)	$3,670,000	$(5,496,958)
Net loss and comprehensive loss attributable to common stockholders	$(14,352,460)	$3,670,000	$(10,682,460)
Net loss per share - basic and diluted (1)	$(2.31)	$0.59	$(1.72)

Condensed Consolidated Statement of Cash Flows
Net loss	$(9,166,958)	$3,670,000	$(5,496,958)
Change in fair value of earnout liability	$700,000	$(3,670,000)	$(2,970,000)
__________________
(1)Amounts and per share amounts for the three and six, and nine months ended September 30, 2024 differ from those published in prior consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split (as described below in Note 1, The Company and Summary of Significant Accounting Policies). Specifically, the number of common shares outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.
18.    Subsequent Events
On January 9, 2025, the Company and Yorkville entered into the Third Omnibus Amendment to the Yorkville Note, (the “Third Amendment”), pursuant to which, the Company and Yorkville agreed that for $1.5 million of the then current outstanding balance due under the Yorkville Note (principal and unpaid accrued interest), the fixed price for conversion shall be modified to $1.752 per share, and for the remainder of the balance, the fixed price shall not be changed but shall remain $13.84185 per share as provided for in the Yorkville Note when the Company issued it on March 4, 2024. Further, the Third Amendment removed the Company’s obligation to make monthly payments to Yorkville, previously owing due to the occurrence of the Trigger Event, such that no further monthly payments will be owed during the period beginning on the date of the Third Amendment and ending on the maturity

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Notes to Consolidated Financial Statements
date of the Yorkville Note of March 31, 2026. In exchange for this relief, the aggregate purchase price owed to the Company from the first Advance that occurs pursuant to the terms of the SEPA (the “Advance Proceeds”) shall be paid by Yorkville offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Yorkville Note (first towards accrued and unpaid interest, and then towards outstanding principal and the corresponding payment premium in respect of such principal amount, if applicable), and that for any subsequent Advances pursuant to the terms of the SEPA, Yorkville shall pay half of such Advance Proceeds directly to the Company and the other half of such Advance Proceeds shall be paid by Yorkville offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Yorkville Note (first towards accrued and unpaid interest, and then towards outstanding principal and the corresponding payment premium in respect of such principal amount, if applicable). On January 9, 2025, the Company delivered its first Advance Notice under the SEPA for the sale of 295,000 shares of common stock. This resulted in the reduction of an additional $182,682 in principal of the Yorkville Note.
On January 9, 2025, the Company and Cable Car entered into an Omnibus Amendment (the “Cable Car Amendment”) to amend certain terms of the Cable Car Note, including a reduction of the conversion price for the Cable Car Note to $1.752 per share. Further, the Cable Car Amendment provides that the maturity date for the Cable Car Note shall be extended to March 31, 2026, in consideration for which, the Company shall pay an extension fee (the “Extension Fee”) of $90,000 to Cable Car, with such fee being added to the amount due and payable on such maturity date, unless the Cable Car Note is earlier converted pursuant to its terms, in which event the Extension Fee shall also be converted. No interest shall accrue or be due on the Extension Fee. Pursuant to the Cable Car Amendment, interest shall accrue on the outstanding principal balance of the Cable Car Note at an annual rate equal to 6%, with interest being calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest shall be due and payable on the maturity date for the Cable Car Note, unless the Cable Car Note is earlier converted pursuant to its terms, in which event such accrued and unpaid interest shall also be converted. In addition, in connection with any sale, assignment, transfer, or other disposition (a “Cable Car Sale”) of any shares into which the Cable Car Note is converted pursuant to its terms, the Cable Car Amendment provides that to the extent such Cable Car Sale is made pursuant to Rule 144, provided that Rule 144 is available as an exemption from the registration requirements for such Cable Car Sale, if requested by Cable Car and upon delivery by Cable Car of such customary representations and other documentation reasonably acceptable to the Company in connection with transactions relying upon Rule 144, the Company shall use commercially reasonable efforts to cause its transfer agent to remove any restrictive legends related to the book entry account holding such shares sold or disposed of by Cable Car without restrictive legends within two business days of such request.
On January 23, 2025, the Company entered into a Sublease Agreement (the “Sublease”) with the Practice, pursuant to which the Practice will sublease certain space, currently leased from Hamilton Landing Novato LLC by the Company pursuant to the “Prime Lease” (as defined in the Sublease), to the Practice for use in its operations, on a full-time and exclusive basis. The Practice shall pay to the Company a monthly rental fee for the Subleased Space (as defined in the Sublease) in an amount equal to $5,666 until May 31, 2025, with such amount increasing to $5,836 during the period from June 1, 2025 until May 31, 2026, and subsequently $6,011 during the period from June 1, 2026 until May 31, 2027. The term of the Sublease is one year unless terminated and shall auto-renew on a month-to-month basis thereafter, unless otherwise terminated. The Sublease shall expire automatically upon the termination of the Prime Lease, which is set to terminate in May 2027.
On February 26, 2025, the Company entered into a credit agreement (the “Credit Agreement”) that provides a senior secured term loan (the “Lynrock Lake Term Loan”) with Lynrock Lake Master Fund LP (“Lynrock Lake”), a related party. The Credit Agreement is secured by a first priority lien on substantially all assets of the Company and provides for a term loan in the aggregate principal amount of $10,100,000 at an interest rate of 10.0% per annum, compounded quarterly. The maturity date of the Credit Agreement is March 31, 2027. Furthermore, in connection with the Lynrock Lake Term Loan, the Company issued to Lynrock Lake, pursuant to the terms of a Warrant to Purchase common stock (the “Lynrock Lake Warrant”), warrants to purchase 20,333,623 shares of its common stock at an exercise price of $1.20 per share. The Lynrock Lake Warrant is exercisable until February 26, 2035. Lynrock Lake may cashless exercise the Lynrock Lake Warrant. The Lynrock Lake Warrant is also subject to anti-dilution adjustments to the exercise price and the number of shares which may be purchased upon exercise of the Lynrock Lake Warrant in the event that the Company issues shares of common stock (or derivative securities) at a price that

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Notes to Consolidated Financial Statements
is either less than the $1.20 exercise price or the fair market value of a share of common stock from the immediately prior trading day.
On February 26, 2025, the Company used a portion of the proceeds of the Lynrock Lake Term Loan to pay Yorkville an amount equal to $3,000,000 in cash and issued to Yorkville warrants to purchase 5,000,071 shares of its common stock at an exercise price of $1.20 per share pursuant to a Warrant to Purchase common stock (the “Yorkville Warrant”) to fully settle and discharge the Company’s obligations under the Yorkville Note and extinguish the Yorkville Note as having been fully performed. The Yorkville Warrant is exercisable until February 26, 2030. Yorkville may cashless exercise the Yorkville Warrant. The Yorkville Warrant is also subject to adjustments in the event that the Company’s common stock undergoes a split, reverse-split or similar event. Furthermore, the Yorkville Warrant has provided the holder with piggyback registration rights. The Company and Yorkville also entered into that certain Termination Agreement, dated February 26, 2025 (the “Termination Agreement”), pursuant to which the parties acknowledged the termination of the SEPA effective February 26, 2025.
On February 26, 2025, the Company used a portion of the proceeds of the Lynrock Lake Term Loan to pay Cable Car an amount equal to the full principal, interest and fees amount of approximately $1,625,000 in cash to fully settle and discharge the Company’s obligations under the Cable Car Note and extinguish the Cable Car Note as having been fully performed.
In connection with the issuance of the Lynrock Lake Term Loan, on February 26, 2025, the maturity dates on both the Convertible Note Payable and Working Capital Notes above were extended to October 21, 2027.
On March 28, 2025, the Company entered into the Canon Manufacturing Agreement with Canon Medical Systems Corporation (“CMSC”). Pursuant to the terms of the Canon Manufacturing Agreement, the Company appoints CMSC as the exclusive manufacturer of the QT Breast Scanners to be distributed by NXC. The purchase prices applicable to the purchase orders as of the date of the Canon Manufacturing Agreement shall be separately agreed between the parties in writing. The term of the Canon Manufacturing Agreement is through December 31, 2026.
On April 9, 2025, the Company entered into a Securities Purchase Agreement by and between the Company, on the one hand, and Dr. Avi Katz, the Chairman of the Company’s Board of Directors, and Dr. Raluca Dinu, the Chief Executive Officer and a member of the Company’s Board of Directors, on the other hand (the “April 2025 Private Placement”). On April 24, 2025, at the closing of the April 2025 Private Placement, the Company issued (i) 261,644 shares of common stock (the “Shares”) at a per share purchase price of $1.911, which represented 110% of the volume weighted trading price for the common stock on April 9, 2025 (the “Per Share Purchase Price”); and (ii) warrants with a term of ten years from the initial exercise date to purchase up to an additional 523,286 shares of common stock with a per share exercise price of $2.16. The aggregate gross proceeds to the Company from the Private Placement was approximately $500,000, before deducting the offering expenses payable by the Company, which expenses consisted solely of legal fees.
On May 12, 2025, the Company entered into a Securities Purchase Agreement for another PIPE investment (the “May 2025 Private Placement”) in an amount of approximately $200,000, pursuant to which the Company issued 68,447 shares of common stock plus a warrant to purchase 68,447 shares of common stock. The May 2025 Private Placement provides a per share purchase price of $2.922, which represents 110% of the five-day volume weighted trading price for the common stock through May 9, 2025, and the per share exercise price of the warrant is $3.36.
On June 11, 2025, the Lynrock Lake Warrant was amended to update the provisions that would trigger cash settlement such that, when such events occur, the holders of the warrants receive the same form of consideration as the underlying stockholders. According to ASC 815-40, Derivatives and Hedging: Contracts in an Entities Own Equity, equity classification is permitted for an instrument that requires net-cash settlement if the holders of the contract’s underlying shares receive the same form of consideration in transactions outside the company’s control. Consequently, upon modification, the warrants were revalued and then reclassified to additional paid-in capital on the consolidated balance sheet. The fair value of the Lynrock Lake Warrant on modification date was $19,396,939.
On June 11, 2025, the Yorkville Warrant was amended to update the provisions that would trigger cash settlement such that, when such events occur, the holders of the warrants receive the same form of consideration as

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Notes to Consolidated Financial Statements
the underlying stockholders. Consequently, upon modification, the warrants were revalued and then reclassified to additional paid-in capital on the consolidated balance sheet. The fair value of the Yorkville Warrant on modification date was $3,589,189.
On August 19, 2025, the Company’s stockholders approved an amendment to the Certificate of Amendment to effect a reverse split of the outstanding shares of common stock, par value $0.0001 per share, at a specific ratio within a range of 2:1 to 20:1, with the specific ratio to be fixed within this range by the Company’s Board of Directors in its sole discretion without further stockholder approval. The Company’s Board of Directors fixed the Reverse Stock Split ratio at 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025. In connection with the Reverse Stock Split, the CUSIP number of the common stock has changed to 746962307. The common stock began trading on the QTCQB Venture Market on a reverse split-adjusted basis on October 23, 2025. The Company has submitted its application to relist on the Nasdaq Capital Market. Except as noted, all share, stock option, warrant, and per share information throughout these consolidated financial statements have been retroactively adjusted to reflect this Reverse Stock Split.
On August 21, 2025, the Company entered into the Gulf Medical Distribution Agreement with GMC. Under the terms of the Gulf Medical Distribution Agreement, the Company shall authorize and grant to GMC the exclusive right to market, advertise and sell the QT Breast Scanners and the Cloud SaaS platform subscriptions in Saudi Arabia.
On August 26, 2025, the Company and Lynrock Lake entered into the First Amendment to the Credit Agreement (“Lynrock Amended Credit Agreement”) to add an additional tranche of $5.0 million (“Tranche B”) to the loan and increase the aggregate principal amount of the Lynrock Lake Term Loan to $15.1 million. The proceeds of Tranche B were used to repurchase the Yorkville Warrant for an aggregate price of $5.0 million.
On September 30, 2025, the Company entered into a Securities Purchase Agreement, by and between the Company, on the one hand, and the Purchasers, on the other hand, for the October 2025 Private Placement. At the closing of the October 2025 Private Placement on October 3, 2025, the Company issued (i) 2,232,243 shares of the Company’s common stock, par value $0.0001 per share; (ii) the Subscription Warrants with a term of five years from the initial exercise date to purchase up to an additional 4,040,272 shares of common stock; and (iii) 5,424,083 Pre-Funded Warrants to purchase up to an additional 1,808,055 shares of common stock, exercisable any time after its issuance. The purchase price of each common share is $4.50 and the purchase price for each Pre-Funded Warrant is $4.4997. Both of these amounts were paid by the Purchasers at the closing of the October 2025 Private Placement. The aggregate gross proceeds to the Company from the October 2025 Private Placement was approximately $18,180,655, before deducting the offering expenses payable by the Company, which expenses consist solely of legal fees and the amounts provided for pursuant to a placement agency agreement In addition, The per share exercise price of each Subscription Warrant is $4.50 and the per share exercise price of each Pre-Funded Warrant is $0.0003.
On October 6, 2025, the Company repaid the Tranche B loan in the amount of $5.0 million, plus accrued interest and a 6% premium.